UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PALATIN TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0-11.

4B CEDAR BROOK DRIVE CRANBURY, NJ 08512

May 28, 2024

Dear Fellow Stockholder,

On the development front, we are excited to have completed our PL9643 Phase 3 Melody 1 study for dry eye disease. The co-primary symptom of pain met statistical significance, as did 7 of 11 secondary symptom endpoints. At the two-week treatment period, multiple sign endpoints met statistical significance. A Type C meeting with the Food and Drug Administration on key elements of our PL9643 pivotal Phase 3 clinical program is expected in the third quarter of calendar year 2024. Our Phase 2 PL8177 oral melanocortin formulation for ulcerative colitis trial is proceeding, with interim and final data expected in the second half of calendar year 2024. We are advancing several new programs into clinical trials later this year, including treatment of erectile dysfunction using bremelanotide with co-administration of the PDE-5 inhibitor tadalafil. Also advancing is the use of bremelanotide with co-administration of a GLP-1 agonist, tirzepatide, for treatment of obesity.

On the commercial front, we are pleased to have reached an agreement with Cosette Pharmaceuticals to acquire our FDA-approved product, Vyleesi®, for female sexual dysfunction. We received $12 million upfront and have potential sales-based milestones of up to $159 million.

Based on our current operating plan, we believe that additional working capital will be required to complete the development of our product candidates and obtain marketing approval.

You are welcome to attend Palatin’s Annual Meeting of Stockholders, which will be held virtually via live audio webcast on Thursday, June 27, 2024, at 9:00 a.m., Eastern Daylight Time. Details regarding the virtual meeting, including how you can access and participate in the meeting, are described in the accompanying Notice and Proxy Statement.

Our board of directors recommends that you vote “For” the nominees for director in Item 1 and “For” Item 2 (ratification of appointment of KPMG LLP as independent registered public accounting firm), Item 3 (amendment to our 2011 Stock Incentive Plan) and Item 4 (say-on-pay).

Sincerely,

Carl Spana
President and Chief Executive Officer

If you have additional questions, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or other materials, please contact our proxy solicitation firm:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

855-600-8101

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PALATIN TECHNOLOGIES, INC.

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, June 27, 2024
TIME	9:00 a.m., Eastern Daylight Time
PLACE

The Annual Meeting will be a completely “virtual” meeting of stockholders. You may listen and participate in the virtual annual meeting as well as vote and submit your questions during the live webcast by first registering to attend at http://www.viewproxy.com/palatin/2024 no later than June 25, 2024 at 11:59 p.m. Eastern Daylight Time.

RECORD DATE	May 22, 2024
ITEMS OF BUSINESS

(1) election of seven directors nominated by our board of directors;

(2) ratification of appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2024;

(3) approval of an amendment to our 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 1,000,000 shares;

(4) approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“say-on-pay”) for the fiscal year ended June 30, 2023; and

(5) to transact such other matters as may properly come before the virtual annual meeting or any adjournment or postponement thereof.

STOCK-HOLDER LIST

A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, Cedar Brook Corporate Center, 4B Cedar Brook Drive, Cranbury, New Jersey 08512. During the virtual annual meeting, such list will be available for examination, upon request, for holders who have previously registered to attend.

By order of the board of directors,

Stephen T. Wills, Secretary
May 28, 2024

This proxy statement, proxy card and annual report, including our annual report on Form 10-K for the fiscal year ended June 30, 2023, are being mailed to our stockholders on or about May 28, 2024. The proxy statement, proxy card and annual report will also be available to our stockholders on http://www.viewproxy.com/palatin/2024 on that same date.

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Important Notice Regarding the Availability of Proxy Materials: We have elected to utilize the “full set delivery” option and are delivering paper copies to all stockholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The proxy statement, proxy card and annual report to security holders, including our annual report on Form 10-K for the fiscal year ended June 30, 2023, are available to holders of our common stock at www.viewproxy.com/palatin/2024.

PALATIN TECHNOLOGIES, INC.

2024 ANNUAL MEETING

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4B CEDAR BROOK DRIVE

CRANBURY, NEW JERSEY 08512

(609) 495-2200

PROXY STATEMENT FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2024

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 27, 2024:

THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO SECURITY HOLDERS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2023, ARE AVAILABLE AT HTTP://WWW.VIEWPROXY.COM/PALATIN/2024.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the virtual meeting, please act as soon as possible to submit a proxy to vote your shares. Promptly submitting a proxy to vote your shares may save us the expense of following up with a second mailing. Beginning on or about May 28, 2024 we are sending proxy materials to stockholders of record and beneficial owners at the close of business on May 22, 2024. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“American Stock”), you are considered, with respect to those shares, the “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other holder of record (a “brokerage firm”), you are considered the “beneficial owner” of the shares held in street name.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/palatin/2024. On the day of the annual meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

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GENERAL INFORMATION

Why am I receiving these materials? The Board of Directors of Palatin Technologies, Inc. (“Palatin” or the “Company”) has made these materials available to you over the Internet and has delivered printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at the virtual-only 2024annual meeting of stockholders, or the virtual annual meeting. The virtual annual meeting is scheduled to be held on Thursday, June 27, 2024, at 9:00 a.m., Eastern Daylight Time, via live webcast through the website link below. This solicitation is for proxies for use at the virtual annual meeting or at any reconvened meeting after an adjournment or postponement of the virtual annual meeting.

How can I vote my shares and participate in the virtual annual meeting?This year’s virtual annual meeting will be held entirely online and you will not be able to attend the meeting physically in person. You will be able to attend the annual meeting by first registering at http://www.viewproxy.com/palatin/2024. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual annual meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our management. During the live Q&A session of the annual meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the annual meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast and submit their questions during the meeting.

If you are a registered holder, your virtual control number will be on your proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/palatin/2024. On the day of the annual meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

How can I vote my shares without participating in the virtual annual meeting?To vote your shares without participating in the meeting, please follow the instructions for submitting a proxy or voting instructions by Internet or telephone in this proxy statement. You may also cause your shares to be voted by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to participate in the meeting.

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What will I need in order to participate in the virtual annual meeting? You are entitled to participate in the virtual annual meeting only if you were a stockholder of record as of the record date for the virtual annual meeting, or May 22, 2024 (the “Record Date”), or you hold a valid proxy for the virtual annual meeting. You may participate in the virtual annual meeting, vote, and submit a question during the virtual annual meeting by visiting http://www.viewproxy.com/palatin/2024no later than June 25, 2024 at 11:59 p.m. Eastern Daylight Time and following the instructions on that site for registering to attend the meeting. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting. In addition, if you are not a stockholder of record but hold shares as a beneficial owner in street name, you must obtain a legal proxy to vote the shares that you beneficially own during the virtual annual meeting.

If you have additional questions, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or other materials, please contact our proxy solicitation firm:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(855) 600-8101

REVOKING OR CHANGING A PROXY

You may revoke your proxy to change your vote by

•	submitting another proxy over the Internet or by telephone until 11:59 p.m., Eastern Daylight Time, on June 25, 2024 (only your last Internet or telephone proxy will be counted);

•	signing and returning another proxy card on a later date; or

•	sending written notice of revocation or change to the Secretary at our offices, 4B Cedar Brook Drive, Cranbury, New Jersey 08512.

To be effective, a later-dated proxy or written revocation or change must be received at our corporate offices before the start of the virtual annual meeting.

If you are a beneficial owner, you may submit new voting instructions by following the instructions from the brokerage firm that holds your shares, or by obtaining a legal proxy from the brokerage firm that holds your shares giving you the right to vote the shares.

PROXY SOLICITATION

We are soliciting proxies on behalf of the board, and we will pay all costs of preparing, printing, and mailing the proxy materials. In addition to mailing proxy materials, our officers and employees may solicit proxies by telephone, fax, e-mail, or Internet, without receiving any additional compensation for their services. We have requested brokers, banks, and other fiduciaries to forward proxy materials to the beneficial owners of our stock and will pay for their reasonable expenses in forwarding proxy materials to such beneficial owners. We have engaged Alliance Advisors LLC (Alliance Advisors) to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $15,000 and plus out-of-pocket expenses and customary disbursements.

Proxies and ballots will be received and tabulated by Alliance Advisors, and Alliance Advisors or its designee will serve as our Inspector of Election.

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HOW PROXIES ARE VOTED

The proxies that we are soliciting appoint Carl Spana, Ph.D., our chief executive officer, president and a director, and Stephen T. Wills, our chief financial officer, chief operating officer, executive vice president, secretary, and treasurer as proxy to vote your shares, with full power of substitution. The proxy holders will vote your shares according to your instructions on the proxy card or on the instructions that accompanied your proxy materials. If a signed proxy card does not contain instructions, the proxy holders will vote the shares FOR the election of the director nominees listed on the card or on the instructions that accompanied your proxy materials; FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024; FOR an amendment to our 2011 Stock Incentive Plan to increase the number of shares available for equity awards by 1,000,000 shares; and FOR approval, on an advisory, non-binding basis, of the compensation of our named executive officers for the fiscal year ended June 30, 2023.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock (the “Common Stock”) and Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) at the close of business on the Record Date of May 22, 2024 are entitled to vote at the virtual annual meeting:

•

Common Stock: Each share of our Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders. As of the Record Date there were 16,136,640 shares outstanding.

•

Series A Convertible Preferred Stock: Each share of our Series A Convertible Preferred Stock outstanding on the Record Date entitles the holder thereof to 1.32 votes per share. As of the Record Date there were 4,030 shares of Series A Convertible Preferred Stock outstanding with approximately 1.32 votes per share, for an aggregate of 5,333 votes.

There are no rights of appraisal or similar rights of dissenters with respect to the items of business at this meeting.

QUORUM AND VOTES REQUIRED

The holders of one third in voting power of the shares of Common Stock and Series A Convertible Preferred Stock collectively outstanding on May 22, 2024, the Record Date, represented virtually at the meeting or by proxy, constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will count towards the establishment of a quorum for the transaction of business at the annual meeting. If your shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your uninstructed shares on matters on which it is permitted to exercise discretionary authority (“routine” matters). A broker non-vote occurs when a broker, bank or other nominee that is the holder of record of shares for a beneficial owner exercises its discretionary authority or votes such shares on at least one matter but does not vote on a particular “non-routine” proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The holders of the outstanding shares of Common Stock and Series A Convertible Preferred Stock will vote together as a single class on an as if converted to Common Stock basis on the items of business to be brought before the virtual annual meeting. The votes required are as follows:

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•	Item One: Directors are elected by a plurality of votes cast, so the seven nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold their authority to vote in the manner provided on the proxy card or on the instructions that accompanied your proxy materials. Banks, brokers, and other nominees holding shares of record for a beneficial owner do not have the discretionary authority to vote shares as to which they have not received instructions for the election of directors. Assuming a quorum has been established, broker non-votes as well as any votes that are withheld from voting on the election of directors will have no effect on the outcome of the election of directors.

•	Item Two: Ratifying the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2024 requires the affirmative vote of a majority of the votes cast on that item. Banks, brokers, and other nominees holding shares of record for a beneficial owner have the discretionary authority to vote shares held in street name as to which they have not received instructions from the beneficial owner on this proposal. If, however, any broker, bank, or other nominee fails to exercise its discretion to vote any such shares on the proposal, the shares will not count as votes cast for or against the proposal. In addition, abstentions will not count as votes cast for or against the proposal.

•	Item Three: Approval of an amendment to our 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 1,000,000 shares, requires the affirmative vote of a majority of the votes cast on that item. Banks, brokers, and other nominees holding shares of record for a beneficial owner do not have the discretionary authority to vote shares held in street name as to which they have not received instructions from the beneficial owner on this proposal. Assuming a quorum has been established, abstentions and broker non-votes will have no effect on the outcome of this proposal.

•	Item Four: Advisory approval of say-on-pay for named executive officers (yes or no) will be determined based on which of the two choices receives a majority of the votes cast on the proposal. Banks, brokers, and other nominees holding shares of record for a beneficial owner do not have the discretionary authority to vote shares held in street name as to which they have not received instructions from the beneficial owner on this proposal. Assuming a quorum has been established, abstentions and broker non-votes will have no effect on the outcome of the proposal.

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?

If shares are held in street name by a bank, broker, or other nominee, it is critical that you give instructions to your bank, broker or nominee as to how you wish your shares to be voted. If you hold your shares in street name and you fail to provide instructions to your bank, broker or nominee with respect to the election of directors in Item 1, your shares will not be counted for the election of directors in Item 1, since your bank, broker or nominee will not have discretionary authority to vote for election of directors in Item 1. Assuming a quorum has been established, the failure of your bank, broker, or nominee to vote any shares as to which you have not provided voting instructions, however, will have no effect on the outcome of the election of directors.

Your bank, broker or nominee firm cannot vote your uninstructed shares in their discretion on any other matter unless it is considered “routine.” Item 2, ratifying the appointment of our independent registered public accounting firm, is a routine proposal, and your bank, broker or nominee firm will have discretionary authority to vote any shares as to which you have not provided voting instructions on Item 2. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee as to how to vote your shares, your bank, broker, or nominee may vote your shares in its discretion on Item 2.

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We believe that Item 3, an increase in Common Stock available for issuance under our 2011 Stock Incentive Plan, and Item 4, the advisory approval on say-on-pay for our named executive officers, will not be considered routine. If your shares are held in street name, your bank, broker, or other nominee will not have discretionary authority to vote your shares on Items 3 or 4 without your instructions. If you hold your shares in street name and you do not provide instructions to your bank, broker, or other nominee as to how to vote, then no vote will be cast with respect to your shares on Items 3 or 4. Assuming a quorum has been established, the failure of your bank, broker, or nominee to vote any shares as to which you have not provided voting instructions will have no effect on the outcome of Items 3 or 4.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the virtual annual meeting.

IS VOTING CONFIDENTIAL?

We will keep all the proxies and ballots private unless otherwise required. We only let Alliance Advisors examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements or other applicable rule, order or regulation. Alliance Advisors will, however, forward to management any written comments you make on the proxy card.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock who share the same address, we have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, a single set of our annual report and proxy statement will be sent to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. Householding benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The procedure applies to our annual reports, proxy statements, other proxy materials and information statements. Once you receive notice from your broker or from us that communications to your ad-dress will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to have access to and utilize separate proxy voting instructions.

If you do not wish to participate in “householding” and would like to receive your own set of any or all of our annual disclosure documents, or if you share an address with another Palatin stockholder and together both of you would like to receive only a single set of our annual disclosure documents, please contact Broadridge Financial Solutions, Inc., either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if your brokerage firm or other nominee holds your Palatin shares, you may contact your broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

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ITEM ONE: ELECTION OF DIRECTORS

The board has nominated the following seven persons as directors to serve until the next annual meeting and until their successors have been duly elected. Each of the nominees is currently a director of Palatin. The seven nominees who receive the most votes will be elected as directors to serve until the next annual meeting and until their respective successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the seven nominees named below. If any nominee is unable or declines to serve as director at the time of the annual meeting, the proxies will be voted for any nominee who is nominated by our present board to be elected to that directorship, or the board may reduce the number of directors.

Nominees for Election as Directors.The board unanimously adopted a resolution proposing the nominees set forth below for election as directors of Palatin until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death or resignation or removal.

THE NOMINEES

Name	Age	Position with Palatin
Carl Spana, Ph.D.	61	Chief Executive Officer, President and a Director
John K.A. Prendergast, Ph.D. (3)	70	Director, Chairman of the Board of Directors
Robert K. deVeer, Jr. (1) (2)	78	Director
J. Stanley Hull (1) (2)	71	Director
Alan W. Dunton, M.D. (1) (2)	70	Director
Arlene M. Morris (2) (3)	72	Director
Anthony M. Manning, Ph.D. (1) (3)	62	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

CARL SPANA, Ph.D., co-founder of Palatin, has been our Chief Executive Officer and President since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president of the Company and our chief technical officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. Through his work at Paramount Capital Investments and The Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly held pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

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Dr. Spana’s qualifications for our board include his scientific expertise, leadership experience, business judgment, and industry knowledge. As a senior executive of Palatin for over twenty years, he provides in-depth knowledge of our company, our drug products under development and the competitive and corporate partnering landscape.

JOHN K.A. PRENDERGAST, Ph.D. has served as the non-executive Chairman of the board since June 14, 2000, and as a director since August 1996. While Dr. Prendergast has served as a member of the board, he does not serve, and has not served, in a management or operational role with the Company. Dr. Prendergast has been president and sole stockholder of Summercloud Bay, Inc., an independent consulting firm providing services to the biotechnology industry, since 1993. Dr. Prendergast is lead director of Scorpius Holdings, Inc. (NYSE American: SCPX), a publicly traded integrated contract development and manufacturing organization (CDMO), and a director and Executive Chairman of Recce Pharmaceuticals Ltd. (ASX: RCE), a publicly traded Australian pharmaceutical company developing a new class of anti-infective agents. He was previously a member of the board of the life science companies AVAX Technologies, Inc., Avigen, Inc. and MediciNova, Inc. From October 1991 through December 1997, Dr. Prendergast was a managing director of The Castle Group Ltd., a medical venture capital firm. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University.

Dr. Prendergast brings a historical perspective to our board coupled with extensive industry experience in corporate development and finance in the life sciences field. His prior service on other publicly traded company boards provides experience relevant to good corporate governance practices.

ROBERT K. deVEER, Jr. has been a director of Palatin since November 1998. Since January 1997, Mr. deVeer has been the president of deVeer Capital LLC, a private investment company. He was a director of Solutia Inc., a publicly held chemical-based materials company, until its merger with Eastman Chemical Company in July 2012. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group, at New York-based Lehman Brothers. From 1973 to 1995, he held increasingly responsible positions at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the investment banking committee and a trustee of the First Boston Foundation. He received a B.A. in economics from Yale University and an M.B.A. in finance from Stanford Graduate School of Business.

Mr. deVeer has extensive experience in investment banking and corporate finance, including the financing of life sciences companies, and serves as the audit committee’s financial expert.

J. STANLEY HULL has been a director of Palatin since September 2005. Mr. Hull has over three decades of experience in the field of sales, marketing, and drug development. Mr. Hull joined GlaxoSmithKline, a research-based pharmaceutical company, in October 1987 and retired as Senior Vice President, Pharmaceuticals – North America in May 2010. Mr. Hull was responsible for all commercial activities including sales, marketing, sales training, and office operations. Previously, Mr. Hull served in the R&D organization of Glaxo Wellcome as Vice President and Worldwide Director of Therapeutic Development and Product Strategy – Neurology and Psychiatry. Prior to his service in the R&D organization he was Vice President of Marketing – Infectious Diseases and Gastroenterology for Glaxo Wellcome-U.S. Mr. Hull started his career in the pharmaceutical industry with SmithKline and French Laboratories in 1978. Mr. Hull received his B.S. in business administration from the University of North Carolina at Greensboro.

Mr. Hull has extensive experience in commercial operations, development, and marketing of pharmaceutical drugs and corporate alliances between pharmaceutical companies and biotechnology companies.

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ALAN W. DUNTON, M.D. has been a director of Palatin since June 2011. He founded Danerius, LLC, a biotechnology consulting company, in 2006. From November 2015 through March 2018, he was senior vice president of research, development, and regulatory affairs for Purdue Pharma L.P., with responsibilities for overall research strategy and development programs. From January 2007 to March 2009, Dr. Dunton served as president and chief executive officer of Panacos Pharmaceuticals Inc. and he served as a managing director of Panacos from March 2009 to January 2011. Dr. Dunton is currently a member of the board of directors of the publicly traded companies Recce Pharmaceuticals Ltd (ASX: RCE), CorMedix Inc. (NYSE: CRMD) and Oragenics, Inc. (NYSE: OGEN). He previously served on the board of directors of the publicly traded companies Targacept, Inc., EpiCept Corporation (as Non-Executive Chairman), Adams Respiratory Therapeutics, Inc. (acquired by Reckitt Benckiser Group plc), MediciNova, Inc. and Panacos Pharmaceuticals, Inc. Dr. Dunton has served as a director or executive officer of various pharmaceutical companies, and from 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson, including president and managing director of the Janssen Research Foundation, the primary global R&D organization for Johnson & Johnson. Dr. Dunton received his M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Dr. Dunton has extensive drug development, regulatory, and clinical research experience, having played a key role in the development of more than 20 products to regulatory approval, and also has extensive experience as an executive and officer for both large pharmaceutical companies and smaller biotechnology and biopharmaceutical companies.

ARLENE M. MORRIS has been a director of Palatin since June 2015. Since May 2015 she has served as the chief executive officer of Willow Advisors, LLC, a consultancy to biotech companies on business development, commercial development and corporate strategy. From April 2012 until May 2015, she was President and Chief Executive Officer of Syndax Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers and was a member of the board of directors from May 2011 until May 2015. From 2003 to January 2011, Ms. Morris served as the President, Chief Executive Officer and a member of the board of directors of Affymax, Inc., a publicly traded biotechnology company. Ms. Morris has also held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm, Coulter Pharmaceutical, Inc., a publicly traded pharmaceutical company, Scios Inc., a publicly traded biopharmaceutical company, and Johnson & Johnson, a publicly traded healthcare company. She is currently a member of the board of directors of Viridian Therapeutics, Inc. (NASDAQ: VRDN), a publicly traded therapeutic antibody company, Cogent Biosciences, Inc. (NASDAQ: COGT), a publicly traded oncology biopharmaceutical company, Edgewise Therapeutics, Inc. (NASDAQ: EWTX), a leading muscle disease biopharmaceutical company, and is a director (since February 2022) and currently chair of TC Biopharm (Holdings) PLC (Nasdaq: TCBP), a United Kingdom biopharmaceutical company. She was previously a director of Viveve Medical, Inc., a publicly traded female healthcare medical device company, until February 2023, Neovacs SA, a publicly traded French company, Biodel Inc., a publicly traded specialty pharmaceutical company, from 2015 until its merger with Albireo Limited in 2016, and Dimension Therapeutics, Inc., a publicly traded gene therapy company, until its acquisition by Ultragenyx Pharmaceutical Inc. in 2017. Ms. Morris received a B.A. in Biology and Chemistry from Carlow College.

Ms. Morris has extensive experience in the biotechnology industry, including prior leadership positions, senior management, and board service, and experience as chief executive officer of companies with product candidates in phase 3 clinical trials.

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ANTHONY M. MANNING, Ph.D. has been a director of Palatin since September 2017, and since July 2023 has been a director of Monte Rosa Therapeutics, Inc. (NASDAQ: GLUE), a clinical-stage biotechnology company developing novel molecular glue degrader (MGD)-based medicines. Since March 2021, Dr. Manning has been providing scientific and strategic advice to biotechnology companies as the principal of Manning Bio Worldwide LLC. From 2013 until March 2021, Dr. Manning was senior vice president of research, and since 2018 was chief scientific officer, at Momenta Pharmaceuticals, Inc., a publicly traded biopharmaceutical company developing innovative therapeutics for rare immune-related diseases which was acquired by Johnson & Johnson in October 2020. From 2011 to 2013, he was senior vice president of research and development at Aileron Therapeutics, Inc., a publicly traded biopharmaceutical company developing stapled peptide therapeutics for cancers and other diseases. From 2007 to 2011, he was vice president and head of inflammation and autoimmune diseases research at Biogen, Inc., a publicly traded biopharmaceutical company developing medicines for neurological and neurodegenerative conditions. From 2002 to 2007, he was vice president and global therapy area head for Inflammation, Autoimmunity and Transplantation Research at Roche Pharmaceuticals, the pharmaceutical division of Roche Holding AG, and from 2000 to 2002 he was vice president of Pharmacia, a global pharmaceutical company acquired by Pfizer in 2002. Dr. Manning received his Ph.D., M.Sc. and B.Sc. from the University of Otago, Dunedin, New Zealand.

Dr. Manning has extensive experience in translational research and development of new pharmaceutical products, and in pharmaceutical and biotechnology research, development, and business strategy.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the election of the seven nominees listed above.

Board Composition and Nominating Process

The nominating and corporate governance committee conducts an annual director performance evaluation process and proposes nominees for election as directors. Nominees must be well-regarded and experienced participants in their field(s) of specialty, familiar with our business, willing to devote the time and attention necessary to deepen and refine their understanding of Palatin and the issues we face and must have an understanding of the demands and responsibilities of service on a public company board of directors. The committee considers individual merits, such as personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board and concern for the long-term interests of the stockholders. While we do not have a formal diversity policy, to ensure that the board of directors benefit from diverse perspectives, the committee seeks qualified nominees from a variety of backgrounds, including candidates of gender and ethnic diversity. The committee also considers each candidate in relation to existing or other potential members of the board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced board.

The charter of the nominating and corporate governance committee provides that directors will not be nominated for election to the board after their 75th birthday, although the full board, upon the recommendation of the committee, may nominate candidates over 75 years of age in special circumstances. There is one nominee for director who when nominated was over 75 years of age, Robert K. deVeer, Jr. Upon the recommendation of the nominating and corporate governance committee, the full board nominated Mr. deVeer for an additional one-year term for special circumstances relating to his role as audit committee financial expert as defined by Item 407 of Regulation S-K promulgated by the SEC, and his expertise relating to investment banking and corporate finance.

The nominating and corporate governance committee will consider stockholder recommendations of nominees if they are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background, and a signed consent from the recommended nominee stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director. The nominating and corporate governance committee will consider candidates recommended by stockholders on the same basis as candidates from other sources. The nominating and corporate governance committee may retain outside consultants to assist in identifying suitable director candidates. Stockholders may send their written recommendations with the required documentation to our executive offices at 4B Cedar Brook Drive, Cranbury, NJ 08512, Attention: Secretary.

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Director Independence

The board of directors has determined that all the directors and nominees, except for Dr. Spana (our Chief Executive Officer and President), are independent directors, as defined in the listing standards of the NYSE American, on which our Common Stock is listed, and under Rule 10A-3 of the Exchange Act.

The Board and Its Committees

Committees and meetings. The board has an audit committee, a compensation committee, and a nominating and corporate governance committee. During the fiscal year ended June 30, 2023 (“fiscal 2022”), the board met four times, the audit committee met four times, the compensation committee met two times and the nominating and corporate governance committee met two times. Each director attended at least 75% of the total number of meetings of the board and committees of the board on which he or she served. The independent directors meet in executive session at least annually, following the annual board meeting. We do not have a policy requiring our directors to attend stockholder meetings. Except for Dr. Spana, the directors did not attend the virtual annual meeting of stockholders held on June 20, 2023.

Audit committee. The audit committee reviews the engagement of the independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. The audit committee also reviews the audit and non-audit fees of the independent registered public accounting firm and the adequacy of our internal control procedures. The audit committee is currently composed of four independent directors, Mr. deVeer (chair), Dr. Dunton, Mr. Hull and Dr. Manning. The board has determined that the members of the audit committee are, or were, independent, as defined in the listing standards of the NYSE American and satisfied the requirements of the NYSE American as to financial literacy and expertise. The board has determined that at least one member of the committee, Mr. deVeer, is the audit committee financial expert as defined by Item 407 of Regulation S-K. The responsibilities of the audit committee are set forth in a written charter adopted by the board and updated as of October 1, 2013, a copy of which is available on our web site at www.palatin.com.

Compensation committee. The compensation committee reviews and recommends to the board on an annual basis employment agreements and compensation for our officers, directors and some employees, and administers our 2011 Stock Incentive Plan, as amended and restated (the “2011 Plan”), and the options still outstanding which were granted under previous stock option plans. The compensation committee is composed of Dr. Dunton (chair), Ms. Morris and Messrs. deVeer and Hull. The board has determined that the members of the compensation committee are independent, as defined in the listing standards of the NYSE American. Our Chief Executive Officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Our Chief Financial Officer supports the committee in its work by gathering, analyzing, and presenting data on our compensation arrangements and compensation in the marketplace.

The responsibilities of the compensation committee are set forth in a written charter adopted by the board effective October 1, 2013, a copy of which is available on our website at www.palatin.com. The committee administers our 2011 Plan, under which it has delegated to an officer its authority to grant stock options to employees and to a single-member committee of the board its authority to grant restricted stock units to officers and to grant options and restricted stock units to our consultants, but in either instance not to grant options or restricted stock units to themselves, any member of the board or officer, or any person subject to Section 16 of the Exchange Act.

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Nominating and corporate governance committee.The nominating and corporate governance committee assists the board in recommending nominees for directors, and in determining the composition of committees. It also reviews, assesses, and makes recommendations to the board concerning policies and guidelines for corporate governance, including relationships of the board, the stockholders and management in determining our direction and performance. The responsibilities of the nominating and corporate governance committee are set forth in a written charter adopted by the board and updated as of October 1, 2013, a copy of which is available on our web site at www.palatin.com. The nominating and corporate governance committee is composed of Dr. Prendergast (chair), Ms. Morris and Dr. Manning, each of whom meets the independence requirements established by the NYSE American.

Duration of Office.Unless a director resigns or is removed, all directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Directors serve as members of committees as the board determines from time to time.

Communicating with Directors

Generally, stockholders or other interested parties who have questions or concerns should contact Stephen T. Wills, Secretary, Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. However, any stockholder or other interested party who wishes to address questions regarding our business directly to the board of directors, or any individual director, including the Chairman or non-management directors as a group, can direct questions to the board members or a director by regular mail to the Secretary at the address above or by e-mail at boardofdirectors@palatin.com. Stockholders or other interested parties may also submit their concerns anonymously or confidentially by postal mail.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication, unless the Secretary determines that the communication is unrelated to the duties and responsibilities of the board, such as product inquiries, resumes, advertisements, or other promotional material. Communications that are unduly hostile, threatening, illegal, or similarly unsuitable will also not be distributed to the board or any director. All communications excluded from distribution will be retained and made available to any non-management director upon request.

Board Role in Risk Oversight

Our board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal and regulatory matters. The board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The board’s role in risk oversight has no effect on the board’s leadership structure. In addition, committees of the board assist in its risk oversight responsibility, including:

•

The audit committee assists the board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities and meets privately with representatives from our independent registered public accounting firm.

•

The compensation committee assists the board in its oversight of risk relating to compensation policies and practices. The compensation committee annually reviews our compensation policies, programs, and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our company.

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Board Leadership Structure

Since 2000, the roles of chairman of the board and chief executive officer have been held by separate persons. John K.A. Prendergast, Ph.D., a non-employee director, has served as Chairman of the board since June 2000. Carl Spana, Ph.D., has been our Chief Executive Officer and President since June 2000. Generally, the Chairman is responsible for advising the Chief Executive Officer, assisting in long-term strategic planning, and presiding over meetings of the board. The Chief Executive Officer, together with our Chief Financial Officer and Chief Operating Officer, is responsible for leading our day-to-day performance and operations. While we do not have a written policy with respect to separation of the roles of chairman of the board and chief executive officer, the board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the chief executive officer to the board; strengthening the board’s independence from management; assisting the board in reaching consensus on particular strategies and policies; and facilitating robust director, board, and executive officer evaluation processes.

Code of Corporate Conduct and Ethics

We have adopted a code of corporate conduct and ethics, updated as of March 8, 2021, that applies to all our directors, officers, and employees, including our Chief Executive Officer and Chief Financial Officer. You can view the code of corporate conduct and ethics at our website, www.palatin.com. We will disclose any amendments to, or waivers from, provisions of the code of corporate conduct and ethics that apply to our directors, principal executive officers, and financial officers in a current report on Form 8-K, unless the rules of the NYSE American permit website posting of any such amendments or waivers.

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DIRECTOR COMPENSATION

The following table sets forth the compensation we paid to all directors during fiscal 2023, except for Dr. Spana, whose compensation is set forth above in the Summary Compensation Table and related disclosure. Dr. Spana did not receive any separate compensation for his services as a director.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1) (2)	Option awards ($) (1) (2)	Total ($)
John K.A. Prendergast, Ph.D.	97,500	28,700	28,675	154,875
Robert K. deVeer, Jr.	70,000	21,250	21,216	112,466
J. Stanley Hull	60,000	21,250	21,216	102,466
Alan W. Dunton, M.D.	70,000	21,250	21,216	112,466
Arlene Morris	55,000	21,250	21,216	97,466
Anthony Manning, Ph.D.	55,000	21,250	21,216	97,466

(1)	The aggregate number of shares underlying option awards and unvested stock awards outstanding at June 30, 2023, for each director was:

	Option awards	Stock awards
Dr. Prendergast	60,280	19,400
Mr. deVeer	40,780	13,200
Mr. Hull	40,780	13,200
Dr. Dunton	40,780	12,800
Ms. Morris	40,180	12,000
Dr. Manning	37,280	10,600

(2)

Amounts in these columns represent the aggregate grant date fair value for stock awards and option awards. For a description of the assumptions we used to calculate these amounts, see Note 14 to the consolidated financial statements in our 2023 Annual Report. Amounts in this column include options granted on June 20, 2023 for our current fiscal year ending June 30, 2024.

Our director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program includes an equity component, which is designed to align the interests of non-employee directors and stockholders, and a cash component, which is designed to compensate non-employee directors for their service on the board of directors. Directors who are employees of the Company receive no additional compensation for their service on the board of directors.

The compensation committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full board of directors. As part of this annual review, the compensation committee considers the significant time commitment and skill level required by each non-employee director in serving on the board of directors and its various committees. The compensation committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, Aon Rewards, benchmarks our director compensation program against the peer group we use to evaluate our executive compensation program.

Non-Employee Directors’ Equity Grants. Our non-employee directors receive an annual equity grant at the board of directors meeting closest to the beginning of each fiscal year, or such other date as may be determined by the board of directors.

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On June 20, 2023, the Chairman of the board of directors received 13,000 restricted stock units which vest on June 20, 2024 and an option to purchase 22,000 shares of common stock, and each other serving non-employee director received 10,000 restricted stock units which vest on June 20, 2024 and an option to purchase 16,000 shares of common stock. All of the options have an exercise price of $2.19 per share, the closing price of our common stock on the business day immediately preceding the date of grant, vest in twelve monthly installments beginning July 31, 2023, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntary termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

On June 22, 2022, the Chairman of the board of directors received 3,960 restricted stock units which vested on June 22, 2023 and an option to purchase 6,920 shares of common stock, and each other serving non-employee director received 2,920 restricted stock units which vested on June 22, 2023 and an option to purchase 5,120 shares of common stock. All of the options have an exercise price of $7.25 per share, the closing price of our common stock on the business day immediately preceding the date of grant, vest in 12 monthly installments beginning July 31, 2022, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntary termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

Non-Employee Directors’ Cash Compensation. Dr. Prendergast serves as Chairman of the board of directors and for fiscal 2023 received an annual retainer of $87,500, payable quarterly. Other non-employee directors received an annual base retainer of $40,000, payable on a quarterly basis. The chairperson of the audit committee received an additional annual retainer of $20,000, the chairperson of the compensation committee received an additional annual retainer of $20,000 and the chairperson of the corporate governance committee received an additional annual retainer of $10,000. Members of the foregoing committees, other than the non-employee Chairman, received an additional retainer of one-half the retainer payable to the committee chairperson. For the fiscal year ending June 30, 2024, Dr. Prendergast serves as Chairman of the board of directors and will receive an annual retainer of $87,500, payable quarterly. Other non-employee directors will receive an annual base retainer of $40,000, payable on a quarterly basis. The chairperson of the audit committee will receive an additional annual retainer of $20,000, the chairperson of the compensation committee will receive an additional annual retainer of $20,000 and the chairperson of the corporate governance committee will receive an additional annual retainer of $10,000. Members of the foregoing committees, other than the non-employee Chairman, receive an additional retainer of one-half the retainer payable to the committee chairperson.

The board of directors also formed a program development committee, charged with reviewing new product opportunities and product development strategy. The chairperson of the program development committee receives $3,500 per day of service, and members of the committee receive $2,500 per day of service.

Non-Employee Directors’ Expenses. Non-employee directors are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board of directors and any committees on which they serve.

Employee Directors. Employee directors are not separately compensated for services as directors but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board of directors and any committees on which they serve.

 [END OF ITEM ONE]

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ITEM TWO:  RATIFICATION OF APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We recommend voting FOR the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2024. KPMG served as our independent registered public accounting firm for the fiscal year ended June 30, 2023. We expect that a representative of KPMG will participate in the virtual annual meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

Audit Fees. For the fiscal year ended June 30, 2023, fees for professional services rendered for the audit of our annual consolidated financial statements and review of our consolidated financial statements in our Forms 10-Q and services provided in connection with regulatory filings and comfort letters were $491,500. For the fiscal year ended June 30, 2022, fees for professional services rendered for the audit of our annual consolidated financial statements and review of our consolidated financial statements in our Forms 10-Q and services provided in connection with regulatory filings and comfort letters were $433,000.

Audit-Related Fees. For the fiscal years ended June 30, 2023 and 2022, KPMG did not perform or bill us for any audit-related services.

Tax Fees. For the fiscal year ended June 30, 2023, KPMG billed us $26,600 for professional services rendered for tax compliance services. For the fiscal year ended June 30, 2022, KPMG billed us $22,000 for professional services rendered for tax compliance and consulting services.

All Other Fees. KPMG did not perform or bill us for any services other than those described above for the fiscal years ended June 30, 2023 and 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engaging the independent registered public accounting firm for the next year’s audit, management will submit to the audit committee for approval an estimate of fees for services expected to be rendered during that year in each of four categories:

1.

Audit services, including work that generally only our independent registered public accounting firm can reasonably be expected to provide, such as services provided in connection with regulatory filings, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards;

2.

Audit-related services, including assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements;

3.

Tax services, including services performed by our independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the consolidated financial statements, including fees in the areas of tax compliance, tax planning and tax advice; and

4.	All other services not described in the preceding categories. We generally do not request other services from our independent registered public accounting firm.

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The audit committee pre-approves fees for each category of service. The fees are budgeted, and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Although stockholder approval of KPMG’s appointment as our independent registered public accounting firm is not required by law or binding on the board or the audit committee, the board and the audit committee believe that stockholders should have an opportunity to express their views. In the event the stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the audit committee will reconsider its appointment.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE American, has furnished the following report:

The audit committee assists the board in overseeing and monitoring the integrity of its financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee reviews and reassesses our charter annually and recommends any changes to the board for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP.

The audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2023 with Palatin’s management and has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received from KPMG LLP the written disclosures and a letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the audit committee, and the audit committee further discussed with KPMG LLP its independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process, among other factors, that the committee determined appropriate.

Based on these reviews and discussions, we recommended to the board of directors that the audited consolidated financial statements be included in Palatin’s annual report on Form 10-K for the fiscal year ended June 30, 2023.

The Audit Committee

Robert K. deVeer, Jr., Chairman

Alan W. Dunton, M.D.

J. Stanley Hull

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

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ITEM THREE: APPROVAL OF AN INCREASE IN COMMON STOCK AVAILABLE FOR

ISSUANCE UNDER OUR 2011 STOCK INCENTIVE PLAN

The Company is asking stockholders to approve an amendment to its 2011 Stock Incentive Plan, as amended and restated (the “2011 Plan”) in order to increase the number of shares available for equity awards under the 2011 Plan by 1,000,000 shares, from 3,300,000 shares to 4,300,000 shares.

INCREASE IN PLAN SHARES

On May 13, 2024, the board authorized an increase in the number of shares of Common Stock available for issuance under the 2011 Plan from 3,300,000 to 4,300,000. 140,000 shares were initially available under the 2011 Plan. An increase of 140,000 shares, to a total of 280,000 shares, was authorized by the board of directors on April 25, 2013, and approved by stockholders on June 27, 2013. An increase of 120,000 shares, to a total of 400,000 shares, together with amendments to and restatement of the 2011 Plan, was authorized by the board of directors on March 3, 2015, and approved by stockholders on June 9, 2015. An increase of 100,000 shares, to a total of 500,000 shares, was authorized by the board of directors on April 1, 2016, and approved by the stockholders on June 9, 2016. An increase of 400,000 shares, to a total of 900,000, was authorized by the board of directors on March 30, 2017, and approved by the stockholders on June 8, 2017. An increase of 400,000 shares, to a total of 1,300,000, was authorized by the board of directors on April 5, 2018, and approved by the stockholders on June 26, 2018. An increase of 400,000 shares, to a total of 1,700,000, was authorized by the board of directors on March 24, 2020, and approved by the stockholders on June 25, 2020. An increase of 600,000 shares, to a total of 2,300,000, was authorized by the board on June 10, 2022, and approved by the stockholders on June 24, 2022. An increase of 1,000,000 shares, to a total of 3,300,000, was authorized by the board on May 15, 2023, and approved by the stockholders on June 20, 2023. Additionally, 39,547 shares have been available under the 2011 Plan upon reversion from its predecessor plan, our 2005 Stock Plan (the “Prior Plan”). All of the delivered shares under restricted stock units are no longer available for issuance, and shares under restricted stock units that have vested but not been delivered are no longer available for issuance unless the restricted share units are forfeited by reason of termination for cause.

Reasons for Amendment. As of May 22, 2024, there were only 453,364 shares available for future grants of awards under the 2011 Plan. The board believes that it will not be able to continue carrying out the purposes of the 2011 Plan for the need fiscal year unless additional stock becomes available for issuance.

By reserving an additional 1,000,000 shares for issuance under the 2011 Plan, a total of 1,453,364 shares will be available for future issuance. We expect that the shares authorized for issuance under the 2011 Plan will meet our equity compensation needs for at least the next year.

The board considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our stockholders. If we are unable to grant equity awards in the future, we may be required to increase the cash component of our compensation mix, which would inhibit our ability to meet our compensation objectives, including aligning our executives’ and directors’ interests with the interests of our stockholders and motivating our executives over a long-term horizon. As a result, the board believes that it is in the best interests of the Company and its stockholders for our stockholders to approve the amendment to the 2011 Plan. In determining the number of additional shares to reserve for issuance under the amended 2011 Plan, our board considered our burn rate (see below), the potential dilution resulting from the proposed increase (see below), and advice provided by the compensation committee’s independent compensation consultant.

Burn Rate. A key equity metric utilized by the board in determining awards under the 2011 Plan is our “burn rate,” which is generally the total number of shares we award pursuant to the 2011 Plan each year relative to our weighted average number of shares of Common Stock outstanding. As noted above, our board considered our burn rate in determining the number of additional shares to reserve for issuance under the 2011 Plan. The following table shows our use of equity under the 2011 Plan during the last three fiscal years:

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Year	Time-Based RSUs	Performance-Based RSUs (at target)	Time-Based Stock Options	Performance-Based Stock Options (at target)	Total Awards	Weighted Average # of Common Shares	Burn rate
2021	89,431	40,343	132,437	9,407	271,618	9,466,004	2.87%
2022	72,684	58,668	164,177	146,317	441,846	9,543,762	4.63%
2023	273,313	152,437	473,472	238,838	1,138,060	10,890,159	10.45%
Average Burn Rate (2021-2023)							5.98%

Overhang. Overhang measures the dilutive impact of equity programs. Our overhang is equal to the number of shares of our Common Stock subject to outstanding equity awards plus the number of shares available to be granted, divided by the total shares of Common Stock outstanding. The 1,000,000 shares of Common Stock being requested under the 2011 Plan would bring our aggregate overhang in 2024 to approximately 23.8%.

As of May 22, 2024, there were 1,533,283 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $8.32, and with a weighted average remaining life of 2.2 years. There were a total of 858,247 shares subject to outstanding restricted stock unit awards. As of May 22, 2024, there were 453,364 shares available for future issuance under the 2011 Plan, which is the only equity compensation plan for which any shares are available for future issuance.

            Plan Highlights. The 2011 Plan authorizes the grant of equity-based and cash-based compensation to our key employees, consultants and non-employee directors in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted stock units, other share-based awards and cash-based awards. Some of the key features of the 2011 Plan are highlighted below and are more fully described under the heading “Summary of the Plan.”

•

Assuming authorization of an increase in the number of shares of Common Stock available for issuance, the maximum number of shares that may be issued under the 2011 Plan will be 4,300,000, plus the number of shares available to be granted under the Prior Plan on May 11, 2011, the date of the initial stockholder approval of the 2011 Plan, and shares which become available under the 2011 Plan if they are forfeited or otherwise become available under the Prior Plan on or after May 11, 2011.

•

The 2011 Plan implements a minimum vesting period of one year, except in the case of substitute awards issued in connection with acquisitions or awards that vest in connection with certain acceleration events, with the board or its designee having the authority to grant awards covering up to 5% of the plan’s share pool that are not subject to this minimum vesting requirement.

•

The 2011 Plan does not permit what has been labeled by some stockholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited or which are paid in cash can be added back to the share reserve.

•	Dividends or dividend equivalents provided with respect to awards will be accumulated or deemed reinvested until such award is earned and vested, including the satisfaction of any service vesting conditions and any applicable performance goals.
•	The 2011 Plan prohibits the use of “discounted” stock options or SARs.
•	The 2011 Plan prohibits the re-pricing of stock options and SARs without stockholder approval.
•

Any awards granted under the 2011 Plan are subject to forfeiture or repayment if a participant has engaged in detrimental activity (as described below). Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE American.

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SUMMARY OF THE 2011 PLAN

The following is a summary of the 2011 Plan and is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached as Appendix A to this proxy statement. If our stockholders do not approve the amendment to the 2011 Plan, the share increase to the 2011 Plan will not take effect. However, the 2011 Plan will remain in full effect according to its existing terms, and we will be able to continue to make awards under the 2011 Plan subject to existing authorized share limits.

Plan Limits.Assuming stockholder approval of the amendment to the 2011 Plan, the maximum number of shares of our Common Stock that may be issued or transferred with respect to awards under the 2011 Plan will be 4,300,000, plus the number of shares available to be granted under the Prior Plan on May 11, 2011, and shares that become available under the 2011 Plan if they are forfeited or otherwise become available under the Prior Plan on or after May 11, 2011. Shares issued or delivered pursuant to an award under the 2011 Plan may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited, or shares that are returned to the company pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan, and upon payment in cash of the benefit provided by any award granted under the 2011 Plan, any shares that were covered by that award will be available for issue or transfer under the 2011 Plan.

Notwithstanding the foregoing, shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, are not again available for issuance under the 2011 Plan. In addition, if a stock appreciation right is exercised and settled in shares, all of the shares underlying the stock appreciation right are counted against the 2011 Plan limit regardless of the number of shares used to settle the stock appreciation right.

In order to comply with the rules applicable to incentive stock options, the 2011 Plan provides that all of the shares available may be issued as incentive stock options. In addition, the 2011 Plan provides that the maximum value of grants in any calendar year under the 2011 Plan to non-employee members of the board of directors, taken together with any cash fees paid to such person during such calendar year, shall not exceed $350,000, with the aggregate grant fair value determined as of the applicable date or dates of grant in accordance with applicable financial accounting rules.

Administration.The 2011 Plan is administered by our compensation committee or such other committee as our board selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “independent director” under the NYSE American listing standards. The compensation committee has full and final authority in its discretion to take all actions determined to be necessary in the administration of the 2011 Plan.

Our board may reserve to itself any or all of the authority and responsibility of the compensation committee under the 2011 Plan or may act as administrator of the 2011 Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our board or compensation committee may expressly delegate to one or more directors or officers some or all of the compensation committee’s authority, within specified parameters, to administer the 2011 Plan.

Eligibility.The 2011 Plan provides that awards may be granted to our employees (including employees of our subsidiaries), consultants and non-employee directors who are selected by the compensation committee, in its discretion, except that incentive stock options may be granted only to employees. Six non-employee directors and 30 employees, together with consultants we utilize, would currently be eligible to participate in the 2011 Plan.

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Duration and Modification.The 2011 Plan will terminate on March 10, 2030, or such earlier date as our board may determine. The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding. The board may amend, suspend or terminate the 2011 Plan at any time but stockholder approval is required for any further amendment to the extent necessary to comply with the NYSE American rules or applicable laws. An amendment of the 2011 Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the compensation committee may amend the plan or any award without a participant’s consent to the extent the compensation committee deems necessary to comply with applicable law.

Stock Options. Our compensation committee may, at any time and from time to time, grant stock options to participants in such number as the compensation committee determines in its discretion. Stock options may consist of incentive stock options (“ISOs”), non-qualified stock options or any combinations of the foregoing awards.

Stock options provide the right to purchase common shares at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the compensation committee takes action with respect to such grants). The fair market value of our Common Stock as reported on the NYSE American on the Record Date, May 22, 2024, was $2.04 per share. No stock options may be exercised more than 10 years from the date of grant.

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our compensation committee will determine the terms in its discretion, which terms need not be uniform among all option holders. No dividend equivalents may be provided with respect to any award of stock options.

The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of our Common Stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by a cashless exercise (including by withholding shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (iv) by any combination of the foregoing methods of payment, or (v) through any other method approved by the compensation committee.

Stock Appreciation Rights.Our compensation committee may, at any time and from time to time, grant SARs to participants in such number as the compensation committee determines in its discretion. The grant price for each SAR will be determined by the compensation committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a common share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, common shares of equivalent value, or in some combination thereof.

Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our compensation committee will determine these terms in its discretion, and these terms need not be uniform among all participants. No dividend equivalents may be provided with respect to any award of SARs.

Restricted Shares.Our compensation committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the compensation committee determines in its discretion.

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An award of restricted shares constitutes an immediate transfer of ownership of a specified number of common shares to the recipient in consideration of the performance of services. Unless otherwise provided by the compensation committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. However, any dividends with respect to unvested restricted shares will be accumulated or reinvested subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our compensation committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the compensation committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units.Our compensation committee may, at any time and from time to time, grant or sell restricted share units, which are also sometimes called “restricted stock units,” to participants in such number as the compensation committee determines in its discretion.

Restricted share units constitute an agreement to deliver common shares to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the compensation committee may specify. To the extent earned, the participant will receive payment of such performance-based restricted share units at the time and in the manner determined by our compensation committee, in cash, common shares, restricted shares, or any combination thereof.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the compensation committee may authorize the payment of dividend equivalents with respect to the restricted share units on a deferred basis, either accumulated or deemed reinvested until vesting of the underlying award.

Other Share-Based Awards.Our compensation committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our Common Stock or factors that may influence the value of such shares. For example, the awards may include common shares granted as a stock bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our company or our subsidiaries or other factors determined by the compensation committee.

The compensation committee will determine the terms and conditions of these other share-based awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the compensation committee determines. Other share-based awards may be granted with a right to receive dividend equivalents on a deferred basis, either accumulated or deemed reinvested until vesting of the underlying award.

Cash-Based Awards.We may also grant cash-based awards under the 2011 Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the compensation committee, which may include continued service and/or the achievement of performance objectives.

Performance Objectives.Our compensation committee may condition the vesting, exercise or payment of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our compensation committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

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For example, performance objectives may be based on one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, clinical trial status, product approvals in geographic regions, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. The performance objectives may be calculated without regard to extraordinary items or adjusted, as the compensation committee deems equitable, in recognition of unusual or non-recurring events affecting our company or its subsidiaries or changes in applicable tax laws or accounting principles.

Acceleration of Awards.Our compensation committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the compensation committee, in its discretion, declares. Any such decisions by the compensation committee need not be uniform among all participants or awards. The compensation committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

Change in Control.If we experience a change in control, the compensation committee generally has discretion to take action with respect to outstanding awards, including, without limitation, the ability to (i) accelerate the vesting, settlement or exercisability of an award; (ii) cancel an award in exchange for a cash payment; (iii) cancel a stock option or SAR without payment if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the stock option or SAR; or (iv) issue substitute awards.

A change in control generally means any of the following: (i) the acquisition of 50% or more of our outstanding voting securities; (ii) a change in the membership of our board of directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, unless the owners of our voting securities own 50% or more of the resulting corporation; or (iv) the sale or other disposition of all or substantially all of our assets.

Forfeiture or Repayment of Awards.If a participant has engaged in detrimental activity, then, upon notice from the compensation committee, the participant shall forfeit all outstanding awards, return any shares held by the participant that were acquired under the 2011 Plan within two years prior to the date of participant’s initial commencement of the detrimental activity, and repay the company in cash for any shares that were acquired under the 2011 Plan within two years prior to the date of participant’s initial commencement of the detrimental activity, but previously disposed of by the participant. Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the company or a subsidiary that covers the participant. Detrimental activity also includes (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

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Awards may also be subject to forfeiture or repayment pursuant to the terms of our compensation recovery policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Transferability.Except as our board or compensation committee otherwise determines, awards granted under the 2011 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our compensation committee, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2011 Plan may provide that any common shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments.In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our compensation committee will adjust the number and kind of shares that may be delivered under the 2011 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the compensation committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. Any such adjustment will be made by our compensation committee, whose determination will be conclusive.

Prohibition on Re-Pricing.Subject to adjustment as described under “Adjustments” immediately above, the 2011 Plan does not permit, without the approval of our stockholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the 2011 Plan.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2011 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options.In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Incentive Stock Options. A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

Restricted Shares.A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held.

Restricted Share Units. A participant will not recognize income upon the grant of restricted share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Other Share-Based Awards and Cash-Based Awards. A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2011 Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A. The 2011 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted shares awards, stock options and SARs that comply with the terms of the 2011 Plan are designed to be exempt from the application of Section 409A. Restricted share units and dividend equivalents granted under the 2011 Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to Us. When a participant recognizes ordinary compensation income as a result of an award granted under the 2011 Plan, we may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

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OTHER MATTERS

Registration with the SEC.We intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the 2011 Plan with the SEC under the Securities Act of 1933, as soon as is practicable after approval by our stockholders of the increase in shares available under the 2011 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans. The table below provides information on our equity compensation plans as of June 30, 2023:

Equity Compensation Plan Information as of June 30, 2023
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,538,1	(1)	$8.27	(2)	405,145
Equity compensation plans not approved by security holders	-		-		-
Total	2,538,121				405,145

(1)	Includes 1,550,600 options and 987,521 restricted stock units granted under our 2011 Plan.

(2)

The amount in column (a) for equity compensation plans approved by security holders includes 987,521 shares reserved for issuance on vesting of outstanding restricted stock units, granted under our 2011 Plan, which vest on various dates through June 20, 2027, subject to the fulfillment of service, market conditions, or performance conditions. Because no exercise price is required for issuance of shares on vesting of the restricted stock units, the weighted-average exercise price in column (b) does not take the restricted stock units into account.

Current Equity Compensation Plan Information. As of May 22, 2024, there were 1,533,283 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $8.32, and with a weighted average remaining life of 2.2 years. There were a total of 858,247 shares subject to outstanding restricted stock unit awards. As of May 22, 2024, there were 453,364 shares available for future issuance under the 2011 Plan, which is the only equity compensation plan for which any shares are available for future issuance.

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Equity Compensation Plan Information as of May 22, 2024
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,391,5	(1)	$8.32	(2)	453,364
Total	2,391,530				453,364

(1)

Includes 1,533,283 options and 858,247 restricted stock units granted under our 2011 Plan. Our 2005 Stock Plan has terminated, and all shares subject to outstanding awards under the 2005 Stock Plan expired prior to exercise and became available for issuance under the 2011 Stock Incentive Plan.

(2)

The amount in column (a) for equity compensation plans approved by security holders includes 858,247 shares reserved for issuance on vesting of outstanding restricted stock units, granted under our 2011 Plan, which vest on various dates through June 22, 2027, subject to the fulfillment of service, market conditions, or performance conditions. Because no exercise price is required for issuance of shares on vesting of the restricted stock units, the weighted-average exercise price in column (b) does not take the restricted stock units into account.

There have been no grants of any options, warrants or rights under the 2011 Plan or otherwise between May 22, 2024 and the date of this proxy statement, May 28, 2024.

New Plan Benefits

The compensation committee and the board of directors retain discretion under the 2011 Plan to determine which directors, officers, employees and consultants will receive awards and the amount and type of awards. Therefore, we are not able to determine the total number of individuals who will participate in the 2011 Plan or the total amount of awards granted thereunder.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of additional shares under the 2011 Plan with the SEC pursuant to the Securities Act of 1933, as amended, after approval of the 2011 Plan by our stockholders.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR an amendment of our 2011 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000 shares.

[END OF ITEM THREE]

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ITEM FOUR: ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to the compensation of our named executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this proxy statement (sometimes referred to as the “NEOs”) for the fiscal year ended June 30, 2023, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. This vote is commonly known as a “say-on-pay” advisory vote.

The board of directors, consistent with the advisory vote of the stockholders at the 2019 annual meeting, has adopted an annual frequency for a say-on-pay advisory vote.

Our executive compensation program is based on pay for performance. Our NEOs are compensated based on advancing our product candidates, developing partnerships with pharmaceutical companies that add value to our product candidates, and seeking financing to support our development programs. We believe that our NEO compensation program aligns incentive compensation with the long-term interests of our stockholders. The board encourages you to review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, for additional details of our executive compensation program.

Discussions with investors who responded to our outreach efforts (and others with whom we had discussions) touched on several themes, including stockholders’ desires that a meaningful portion of long-term incentives be allocated to performance-based equity based on achieving longer-term performance goals closely linked to our business strategy. Consistent with discussions with investors both this past year and last year, changes to our executive compensation that were implemented in the last two fiscal years included a performance-based component.

We believe that NEO compensation for the fiscal year ended June 30, 2023, was effective in retaining and motivating our NEOs to work toward our annual and long-term goals, and well within the range of normal practices for companies of our size and in our industry. See “Compensation Discussion and Analysis” under the Executive Compensation section below. Our NEOs are compensated in accordance with three-year employment agreements that are designed to motivate our NEOs to achieve both annual and long-term financial, operational, and strategic objectives. See “Employment Agreements” under the Executive Compensation section below Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the meeting:

RESOLVED, that the stockholders approve the compensation of the named executive officers for the fiscal year ended June 30, 2023, listed in the Summary Compensation Table in the Executive Compensation section of the proxy statement, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the approval of the compensation of the NEOs, as stated in the above non-binding resolution.

[END OF ITEM FOUR]

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis contains statements regarding future individual and corporate performance targets and goals. These targets and goals are disclosed and discussed in the context of Palatin’s compensation programs and should not be understood to be statements of management’s expectations or guidance.

This Compensation Discussion and Analysis describes the compensation program for our NEOs. During fiscal 2023, our NEOs were:

•	Carl Spana, Ph.D., our President and Chief Executive Officer (our “CEO”); and

•	Stephen T. Wills, our Chief Financial Officer and Chief Operating Officer (our “CFO/COO”).

The material elements of our executive compensation program during fiscal 2023 are also described in this Compensation Discussion and Analysis, as well as an overview of our executive compensation philosophy and our related policies and practices.

Our Company

We are a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential.

Vyleesi. Vyleesi®, the trade name for bremelanotide, is a subcutaneous injectable product for the treatment of the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual disorder (“FSD”), defined as low desire with associated distress or interpersonal difficulty. Vyleesi, which was approved by the U.S. Food and Drug Administration (“FDA”) in June 2019 for treatment of HSDD in premenopausal women, is a synthetic peptide analog of the naturally occurring hormone alpha-MSH (melanocyte-stimulating hormone). In January 2020, our North American licensee for Vyleesi, AMAG Pharmaceuticals, Inc. (“AMAG”), announced that it had completed a strategic review of its product portfolio and business strategy, and was pursuing options to divest its female health products, including Vyleesi. On July 27, 2020, Palatin and AMAG announced that they had mutually terminated the license agreement for Vyleesi effective July 24, 2020, and that Palatin had assumed responsibility for manufacturing, marketing, and distribution of Vyleesi in the United States.

In December 2023, we announced the sale of our Vyleesi product to Cosette Pharmaceuticals, Inc. (“Cosette”) for an upfront purchase price of $12 million and contingent, sales-based milestone payments of up to $159 million. In addition, Palatin has performed certain transition services relating to the transfer of Vyleesi for Cosette at its expense.

Melanocortin Receptor Systems. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects. Our new product development activities primarily focus on MC1r agonists, with potential to treat inflammatory and autoimmune diseases such as dry eye disease, also known as keratoconjunctivitis sicca, uveitis, diabetic retinopathy, and inflammatory bowel disease. We believe that MC1r agonists, including the MC1r agonist peptides we are developing, have broad anti-inflammatory effects and appear to utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor, and MC4r agonists, with potential utility in certain obesity and metabolic-related disorders, including rare disease and orphan indications.

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•	PL9643, a pan-melanocortin receptor peptide agonist, is a development candidate for treating ocular inflammation, including dry eye disease. We have completed the first of two planned Phase 3 registration studies, with excellent ocular safety and tolerability and statistically significant symptom data.

•	PL9588 is a melanocortin agonist development candidate for treatment of glaucoma and optic neuropathy.

•	PL8177, a selective melanocortin receptor 1 peptide agonist, is a development candidate in an oral, intestinal delivery formulation in a Phase 2 study for ulcerative colitis.

•	A pan-melanocortin receptor peptide agonist is in an open label Phase 2 study for diabetic nephropathy.

•	An investigator-sponsored research study is being initiated to evaluate the combination of low dose bremelanotide with tadalafil in erectile dysfunction patients not responsive to tadalafil alone.

•	Bremelanotide will be studies in co-administration with tirzepatide, a GLP-1 agonist, for treatment of obesity.

•	PL9654 is in preclinical development for treatment of retinal diseases.

•	We have ongoing development programs for other ocular indications, including both front of the eye and back of the eye indications, exploring use of our compounds to treat additional indications.

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Financial Highlights

•

Revenue – Generated revenue (net product revenue and licensing and contract revenue) of $4,853,678 for the fiscal year ended June 30, 2023 (“fiscal 2023”), compared to revenue of $1,468,457 for the fiscal year ended June 30, 2022 (“fiscal 2022”).

•	Net Loss – Reported net loss of $(27.5) million for fiscal 2023, compared to net loss of $(36.2) million for fiscal 2022.

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•	Net Loss Per Share – Recorded net loss per share (basic and diluted) of $(2.53) for fiscal 2023, compared to net loss per share (basic and diluted) of $(3.79) for fiscal 2022.

•	Cash at End of Fiscal 2023 – Cash and cash equivalents were $11.0 million at June 30, 2023, compared to $30.0 million at June 30, 2022.

Executive Compensation Highlights

Advisory Vote to Approve Named Executive Officer Compensation. At our last annual meeting of stockholders in June 2023, our non-binding stockholder advisory vote to approve the compensation of our NEOs (commonly known as a “Say-on-Pay” vote) was supported by approximately 68% of the votes cast for or against advisory approval. We continue to evaluate our executive compensation program and solicit input from our largest investors. Following is a summary of our current compensation practices and policies.

•

Stockholder Engagement.We attend investor conferences in the biotechnology and pharmaceutical industries and meet with our institutional and other investors at those conferences. We also held teleconference meetings, led by our Chief Financial Officer, with stockholders seeking to engage with us. We intend to continue engaging with our stockholders on a regular basis. Elements of our executive compensation program which we have addressed over the past several years are disclosed below.

What We Heard	Our Response
We would like more disclosure, and more accessible disclosure, on compensation practices.

We have revised our proxy disclosure and included more disclosure on what we have done and how our compensation process works. We have expanded disclosure on the work of our independent compensation advisor.

We would like minimum vesting requirements for awards under the 2011 Plan.

In this proxy we propose amending the 2011 Plan to provide that awards are subject to a minimum vesting period of one year, except in the case of substitute awards issued in connection with acquisitions or awards that vest in connection with certain acceleration events. Additionally, the board has the authority to grant awards covering up to 5% of the plan’s share pool that are not subject to this minimum vesting requirement.

We would like increased disclosure on metrics used for bonuses and incentive compensation.

We have increased our disclosure. Annual bonuses are tied to specific performance metrics for the fiscal year, such as advancing clinical and regulatory development of our product candidates, entering into licensing and related agreements, and our financial condition.

We would like at least half of long-term incentives to be performance-based.	We structured the 2023 long-term incentive program so that half of the awards were subject to the achievement of pre-established performance goals.
A formal policy on stock ownership by NEOs and board members should be adopted.

We adopted a stock ownership policy that requires our NEOs, as well as our board members, to maintain a minimum ownership level of our Common Stock. As of June 30, 2023, the most recent “Determination Date” under the stock ownership policy, all board members meet the target ownership levels of shares with a value equal at least two times the annual retainer for board members. The NEOs met the target ownership levels because they had met the policy guidelines previously, and no recalculation was required under the policy. Our stock ownership policy is available on our website at www.palatin.com/investors/corporate-governance/. In addition, both time-based and performance-based restricted stock unit awards contain deferred delivery provisions providing for delivery of the Common Stock after the grantee’s separation from service or a defined changed in control.

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What We Heard	Our Response
A formal “clawback” policy should be adopted.

We adopted a compensation recovery policy (i.e., claw back policy) which requires Palatin to recover certain incentive compensation should the board of directors determine that compensation paid to NEOs resulted from material noncompliance with financial reporting requirements under federal securities law. Our compensation recovery policy is available on our website at www.palatin.com/investors/corporate-governance/.

Elimination of “golden parachute” gross-up provisions in NEO employment agreements.

Prior to July 1, 2019, our employment agreements for the NEOs provided that they were entitled to a tax gross-up for any golden parachute excise tax imposed on payments received in connection with a change in control. Most investors disfavor this type of tax gross-up benefit. In response to stockholder feedback, effective with new employment agreements for our NEOs commencing July 1, 2019, we removed all golden parachute excise tax gross-up provisions. As a result, the company no longer provides tax gross-ups for NEOs or any other employees in the event they are subject to golden parachute excise taxes on payments received in connection with a change in control.

•

Compensation at Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on our performance, as well as short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders. Long-term equity incentives will be no less than base salaries, with at least half of long-term equity incentives being performance-based.

•

Use a Pay-for-Performance Philosophy. The compensation committee employs a mixture of compensation elements designed to balance short-term goals with longer-term performance. Our executive compensation program includes these principal elements:

o	Base salary, which targets the comparable position median salary for our peer group;
o	An annual incentive compensation opportunity, with a target bonus payout, effective for fiscal 2023, of no less than 60% of base salary; and,
o

A long-term incentive program consisting of stock option and restricted stock unit awards. In fiscal 2023, approximately 50% of all long-term incentive awards were performance-based, with 50% of stock options and 50% of restricted share units performance-based, and the balance time-based.

The compensation committee and board also reviewed our existing compensation practices, and intend to continue the following policies and practices:

•	Maintain an Independent Compensation Committee. The compensation committee consists entirely of independent directors.

•	Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, utilizing an independent compensation advisor at least every other year. This review, including a peer group review, is intended to ensure that our compensation programs appropriately reward corporate growth without encouraging excessive or inappropriate risk-taking.

•	“Double Trigger” Feature for Acceleration of CEO and CFO/COO Equity Awards. Under employment agreements with our NEOs, outstanding equity awards granted to our NEOs provide that, upon a change in control of Palatin, the vesting of such awards will accelerate only in the event of a subsequent involuntary termination of employment (a “double-trigger” provision).

•	No Stock Option Re-pricing. Our 2011 Stock Incentive Plan does not permit options to purchase shares of our Common Stock to be repriced to a lower exercise or strike price without the approval of our stockholders.

•	No Dividends or Dividend Equivalents Payable on Unvested or Undelivered Equity Awards. Under our restricted share unit agreements, we do not pay dividends or dividend equivalents on unvested RSU awards or vested RSU awards subject to delayed delivery.

•	No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

•	No Special Welfare or Health Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.

•	Anti-Hedging Policy. Under our Insider Trading and Securities Law Compliance Policy, employees, directors, and officers may not engage in hedging, monetization or pledging transactions of our securities.

Independent Compensation Advisor – Competitive Positioning. The compensation committee engaged Aon Consulting, Inc. through its Aon Rewards Solutions division (“Aon Rewards”), a nationally recognized global human resources consulting firm, as its independent compensation advisor for fiscal 2023. Aon Rewards principally provided analysis, advice, and recommendations on named executive officers and non-employee director compensation. Our compensation peer group for named executive officer awards made in June 2023 was designed to reflect the industry and sector in which Palatin competes, as well as companies comparable to Palatin in terms of company life cycle, phase of development of potential products, market capitalization and talent market, and consists of:

AcelRx Pharmaceuticals, Inc.	Kala Pharmaceuticals, Inc.
AIM ImmunoTech Aldeyra Therapeutics, Inc.	Kezar Life Sciences, Inc.
Ardelyx, Inc.	MEI Pharma, Inc.
Athersys Clearside Biomedical, Inc.	MeiraGTx Holdings plc Paratek Pharmaceuticals, Inc.
Cumberland Pharmaceuticals Inc.	Savara Inc.
Eton Pharmaceuticals, Inc.	Verastem, Inc.

We anticipate engaging an independent compensation advisor for a review for awards to be made in June 2024 for the fiscal year ending June 30, 2025, including utilization of a compensation peer group.

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EXECUTIVE OFFICERS

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. The current executive officers hold office under employment agreements.

Name	Age	Position with Palatin
Carl Spana, Ph.D.	61	Chief Executive Officer, President and Director
Stephen T. Wills, MST, CPA	67	Chief Financial Officer, Chief Operating Officer, Executive Vice President, Secretary and Treasurer

Additional information about Dr. Spana is included above under the heading “Item One: Election of Directors.”

STEPHEN T. WILLS, age 67, CPA, MST currently serves as the Chief Financial Officer (since 1997), Chief Operating Officer (since 2011), Treasurer and Secretary, of Palatin. Mr. Wills has served on the board of directors of MediWound Ltd. (Nasdaq: MDWD), a biopharmaceutical company focused on treatment in the fields of severe burns, chronic and other hard to heal wounds, since April 2017, and as Chairman from October 2017 until August 2022, and starting September 2022, is the chairman of the audit committee and a member of the compensation committee. He also has served on the board of directors of Gamida Cell Ltd. (Nasdaq: GMDA), a leading cellular and immune therapeutics company, since March 2019, and is chairman of the audit committee and a member of the compensation and finance committees. Mr. Wills served as the Chief Financial Officer of Cactus Acquisition Corp (Nasdaq: CCTS), a Special Purpose Acquisition Company (SPAC) from November 2021 to May 2024. Mr. Wills served on the board of directors of Amryt Pharma Plc, a biopharmaceutical company focused on developing and delivering treatments to help improve the lives of patients with rare and orphan diseases, from September 2019 through April 2023, when Amryt was acquired by Chiesi Farmaceutici. Mr. Wills served on the board of trustees and executive committee of The Hun School of Princeton, a college preparatory day and boarding school since 2014, and as its Chairman starting June 2018, to his retirement in June 2023. Mr. Wills served on the board of directors of Caliper Corporation, a psychological assessment and talent development company, since March 2016, and as Chairman from December 2016 to December 2019, when PSI Corporation acquired Caliper. Mr. Wills served as Executive Chairman and Interim Principal Executive Officer of Derma Sciences, Inc., a provider of advanced wound care products, from December 2015 to February 2017, when Derma Sciences was acquired by Integra Lifesciences (Nasdaq: IART). Previously, Mr. Wills served on the board of directors of Derma Sciences as the lead director and chairperson of the audit committee from June 2000 to December 2015, and served as the Chief Financial Officer of Derma Sciences from 1997 to 2000. Mr. Wills served as the President and Chief Operating Officer of Wills, Owens & Baker, P.C., a public accounting firm, from 1991 to 2000. Mr. Wills, a certified public accountant, earned his Bachelor of Science in accounting from West Chester University, and a Master of Science in taxation from Temple University.

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Fiscal 2023 Summary Compensation Table

The following table summarizes the compensation earned by or paid to our principal executive officer and our principal financial officer, who constitute all of our executive officers, for fiscal 2023 and fiscal 2022. We have no defined benefit or actuarial pension plan, and no deferred compensation plan.

Name and Principal Position	Fiscal Year	Salary ($)	Stock awards (1) ($)	Option awards (1) ($)	Nonequity incentive plan compensation (2) ($)		All other compensation (3) ($)	Total ($)
Carl Spana, Ph.D., Chief Executive Officer and President	2023	700,000	170,500	154,300	262,5	(4)	16,500	1,303,800
	2022	640,000	149,942	269,098	288,000	(4)	15,250	1,362,290
Stephen T. Wills, MST, CPA, Chief Financial Officer, Chief Operating Officer and Executive Vice President	2023	650,000	148,500	134,100	243,800	(4)	16,750	1,193,150
	2022	590,000	131,356	233,050	265,500	(4)	15,074	1,234,980

(1)

Amounts in these columns represent the aggregate grant date fair value for stock awards and option awards computed using either the Black-Scholes model or a multifactor Monte Carlo simulation. The aggregate grant date fair value of the performance-based restricted stock units and performance-based stock options granted in fiscal 2023, assuming that the highest level of performance would be achieved, was as follows: for Dr. Spana, $25,900 for performance-based restricted stock units and $9,700 for performance-based stock options; and for Mr. Wills, $22,600 for performance-based restricted stock units and $8,400 for performance-based stock options. The aggregate grant date fair value of the performance-based restricted stock units and performance-based stock options granted in fiscal 2022, assuming that the highest level of performance would be achieved, was as follows: for Dr. Spana, $17,992 for performance-based restricted stock units and $36,475 for performance-based stock options; and for Mr. Wills, $16,806 for performance-based restricted stock units and $31,528 for performance-based stock options. For a description of the assumptions we used to calculate these amounts, see Note 14 to the consolidated financial statements included in the 2023 Annual Report.

(2)	Annual incentive amounts.

(3)	Consists of matching contributions to 401(k) plan.

(4)	Bonus amounts for fiscal years 2022 and 2023 paid after fiscal year end but accrued as of June 30.

Base Salary

The salary for each NEO is based, among other factors, upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and internal comparisons. The compensation committee considers changes in the base salaries of our NEOs annually. Effective July 1, 2023, the base salaries were not increased from 2022 for Dr. Spana and Mr. Wills.

Annual Incentive Program

We provide annual incentive opportunities to our named executive officers to promote the achievement of annual performance objectives. Each year, the compensation committee establishes the target annual incentive opportunity for each named executive officer, which is based on a percentage of his base salary. For fiscal 2022 and fiscal 2023, the target annual incentive opportunity for each named executive officer equaled 60% of his annual base salary.

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The fiscal 2023 annual incentive bonus for the named executive officers was determined based on corporate performance and individual achievements and performance, as warranted. In determining the annual incentive bonus opportunity for executives, the executive’s annual base salary is multiplied by the target bonus percentage. The resulting amount is then multiplied by the corporate performance percentage approved by the compensation committee, which is dependent on the achievement of corporate performance goals, and also potentially adjusted upwards or downwards for individual executives based on their individual contribution toward the corporate results during the relevant year. The corporate objectives are established so that target attainment is not assured. Instead, our executives are required to demonstrate significant effort, dedication, and achievement to attain payment for performance at target or above.

The following table briefly describes each category of corporate objectives, the relative weighting of each objective, and the related achievement level for fiscal 2023:

Corporate Objectives Related to:	Weight	Achievement Level	Discretionary Adjustments	Total Weighted Achievement
Vyleesi (bremelanotide) FSD Program	15.0%	100.0%	5.0%	20.0%
Anti-Inflammatory Programs	25.0%	50.0%	0.0%	12.5%
Ocular Programs	35.0%	50.0%	10.0%	27.5%
Other Corporate	25.0%	0.0%	2.5%	2.5%
Total Payout				62.5%

For fiscal 2023, the compensation committee determined that our named executive officers achieved 62.5% of their target objectives. As a result, each named executive officer received a payout under the 2023 annual incentive program equal to 62.5% of his target annual incentive opportunity, or $262,500 for Dr. Spana and $243,800 for Mr. Wills (subject to rounding conventions).

Long-Term Incentive Program

The total direct compensation levels for our named executive officers are heavily weighted to long-term incentive opportunities. This structure is intended to align executives’ interests with those of our stockholders, enhance our retention incentives and focus our executives on delivering sustainable performance over the longer-term.

The design of this program has evolved over the past several years to reflect core performance metrics and an incentive structure the compensation committee believes is necessary to drive our long-term success and that reflects feedback received from investors during our stockholder engagement process.

Each year, the compensation committee establishes the target long-term incentive opportunity for each named executive officer, which is based on a percentage of his base salary. For both fiscal 2023 and fiscal 2022, the target long-term incentive opportunity for each named executive officer equaled 250% of base salary for Dr. Spana and 235% of base salary for Mr. Wills, however for fiscal 2023 and fiscal 2022, to conserve the number of available shares under the plan, the target long-term incentive opportunity for each named executive officer was reduced to 33% of target, or 83% of base salary for Dr. Spana and 78% of base salary for Mr. Wills.

On June 20, 2023, as part of our fiscal 2024 long-term incentive program, we granted 66,000 time-based restricted stock units and 66,000 performance-based restricted stock units to Dr. Spana, and 57,500 time-based restricted stock units and 57,500 performance-based restricted stock units to Mr. Wills. The time-based restricted stock units vest as to 25% of the number of shares granted at each anniversary of the date of grant. The performance-based restricted stock units vest on annual performance criteria relating to corporate objectives, including stock appreciation, advancement of development programs, and licensing of Vyleesi in additional countries or regions.

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On June 20, 2023, we granted 103,500 time-based stock options to Dr. Spana and 90,000 time-based stock options to Mr. Wills, which vest as to 25% of the number of shares granted on each anniversary of the date of grant. Additionally on June 22, 2022, we granted 103,500 performance-based stock options to Dr. Spana and 90,000 performance-based stock options to Mr. Wills which vest based on annual performance criteria relating to corporate objectives, including stock appreciation, advancement of development programs, and licensing of Vyleesi in additional countries or regions. The options have an exercise price of $2.19, the fair market value of the common stock on the business day immediately preceding the date of grant, and they expire on June 20, 2033.

On December 15, 2022, Dr. Spana and Mr. Wills entered into an agreement pursuant to which they, as holders of certain stock options previously granted, knowingly and voluntarily contributed such options back to the 2011 Plan, such that the options were terminated and cancelled without payment of any consideration. Dr. Spana contributed back options for an aggregate total of 143,360 shares and Mr. Wills contributed back options for an aggregate total of 124,220 shares, which options had been granted between June 27, 2013, and June 24, 2019.

On June 22, 2022, as part of our fiscal 2023 long-term incentive program, we granted 18,200 time-based restricted stock units and 18,200 performance-based restricted stock units to Dr. Spana, and 15,800 time-based restricted stock units and 15,800 performance-based restricted stock units to Mr. Wills. The time-based restricted stock units vest as to 25% of the number of shares granted at each anniversary of the date of grant. The performance-based restricted stock units vest on annual performance criteria relating to corporate objectives, including stock appreciation, advancement of development programs, and licensing of Vyleesi in additional countries or regions.

On June 22, 2022, we granted 27,080 time-based stock options to Dr. Spana and 23,500 time-based stock options to Mr. Wills, which vest as to 25% of the number of shares granted on each anniversary of the date of grant. Additionally on June 22, 2022, we granted 27,080 performance-based stock options to Dr. Spana and 23,500 performance-based stock options to Mr. Wills which vest based on annual performance criteria relating to corporate objectives, including stock appreciation, advancement of development programs, and licensing of Vyleesi in additional countries or regions. The options have an exercise price of $7.25, the fair market value of the common stock on the business day immediately preceding the date of grant, and they expire on June 22, 2032.

Name and Principal Position	Fiscal Year	Time-based stock awards (RSUs) (1)	Performance-based stock awards (RSUs) (1)	Time-based option awards (1)	Performance-based option awards (1)
Carl Spana, Ph.D., Chief Executive Officer and President	2023	66,000	66,000	103,500	103,500
	2022	18,200	18,200	27,080	27,080
Stephen T. Wills, MST, CPA, Chief Financial Officer, Chief Operating Officer and Executive Vice President	2023	57,500	57,500	90,000	90,000
	2022	15,800	15,800	23,500	23,500

(1)	Amounts in these columns represent the aggregate maximum number of shares obtainable based on awards in the relevant fiscal year, and assuming all awards ultimately vest.

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Employment Agreements

Effective July 1, 2022, we entered into employment agreements with Dr. Spana and Mr. Wills which continue through June 30, 2025 unless terminated earlier. Under these agreements, which replaced substantially similar agreements that expired on June 30, 2021, Dr. Spana is serving as Chief Executive Officer and President at an initial base salary of $700,000 per year and Mr. Wills is serving as Chief Financial Officer and Chief Operating Officer at a base salary of $650,000 per year. Each agreement also provides for:

•	annual discretionary bonus compensation, in an amount to be decided by the compensation committee and approved by the board, based on achievement of yearly performance objectives; and
•	participation in all benefit programs that we establish, to the extent the executive’s position, tenure, salary, age, health, and other qualifications make him eligible to participate.

 Each agreement allows us or the executive to terminate the agreement upon written notice and contains other provisions for termination by us for “cause,” or by the employee for “good reason” or due to a “change in control” (as these terms are defined in the employment agreements and set forth below). Early termination may, in some circumstances, result in severance pay at the salary then in effect, plus continuation of medical and dental benefits then in effect for a period of two years. In addition, the agreements provide that options and restricted stock units granted to these officers accelerate upon termination of employment except for voluntary resignation by the officer or termination for cause. In the event of retirement, termination by the officer for good reason, or termination by us other than for “cause”, options may be exercised until the earlier of twenty-four months following termination or expiration of the option term. Arrangements with our NEOs in connection with a termination following a change in control are described below. Each agreement includes non-competition, non-solicitation, and confidentiality covenants.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes all of the outstanding equity-based awards granted to our NEOs as of June 30, 2023, the end of our fiscal year.

	Option awards (1)						Stock awards (2)
Name	Option or stock award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan award: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (3)	Equity incentive plan awards: number of unearned shares, unit or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Carl Spana	06/20/17	37,520	-	-	9.25	06/20/27
	06/16/20	32,146	10,714	-	14.50	06/16/30
	06/16/20	26,901	-	15,959	14.50	06/16/30
	06/22/21	23,000	23,000	-	13.75	06/22/31
	06/22/21	17,609	-	38,391	13.75	06/22/31
	06/22/22	6,770	20,310	-	7.25	06/22/32
	06/22/22	4,231	-	22,849	7.25	06/22/32
	06/20/23	-	103,500	-	2.19	06/20/33
	06/20/23	-	-	103,500	2.19	06/20/33
	06/16/20						6,465	13,577	9,629	20,221
	06/22/21						14,090	29,589	11,221	23,564
	06/22/22						13,650	28,665	15,356	32,248
	06/30/23						66,000	138,600	66,000	138,600
	Total Stock Awards						100,205	210,431	102,206	214,633
Stephen T. Wills	06/20/17	34,360	-	-	9.25	06/20/27
	06/16/20	27,690	9,230	-	14.50	06/16/30
	06/16/20	23,173	-	13,747	14.50	06/16/30
	06/22/21	19,880	19,880	-	13.75	06/22/31
	06/22/21	15,221	-	24,539	13.75	06/22/31
	06/22/22	5,875	17,625	-	7.25	06/22/32
	06/22/22	3,672	-	19,828	7.25	06/22/32
	06/20/23	-	90,000	-	2.19	06/20/33
	06/20/23	-	-	90,000	2.19	06/20/33
	06/16/20						5,570	11,697	8,295	17,420
	06/22/21						12,180	25,578	10,097	21,204
	06/22/22						11,850	24,885	13,331	27,995
	06/20/23						57,500	120,750	57,500	120,750
	Total Stock Awards						87,100	182,910	89,223	187,369

______________________________________

(1)

Stock option vesting schedules: all options granted before June 16, 2020 have fully vested. Options granted on or after June 20, 2018 vest over four years with 1/4 of the shares vesting per year starting on the first anniversary of the grant date, provided that the named executive officer remains an employee; see “Termination and Change-In-Control Arrangements” below for a description of events that could accelerate vesting, except for performance-based options granted on June 16, 2020, June 22, 2021, June 22, 2022 and June 20, 2023, which vest according to the terms of the grants.

(2)

Time-based stock award vesting schedule: restricted stock units granted on June 16, 2020 as to 25,860 shares for Dr. Spana and 22,280 shares for Mr. Wills; restricted stock units granted on June 22, 2021 as to 28,180 shares to Dr. Spana and 24,360 shares for Mr. Wills; restricted stock units granted on June 22, 2022 as to 18,200 shares for Dr. Spana and 15,800 shares for Mr. Wills and restricted stock units granted on June 20, 2023 as to 66,000 shares for Dr. Spana and 57,500 shares for Mr. Wills, which vest in equal amounts over a four year period, provided that the named executive officer remains an employee. Both time-based and performance-based restricted stock unit awards prior to fiscal 2019 contain deferred delivery provisions providing for delivery of the common stock after the grantee’s separation from service or a defined change in control. See “Stock Options and Restricted Stock Unit Awards” above and “Termination and Change-In-Control Arrangements” below.

(3)	Calculated by multiplying the number of restricted stock units by $2.10, the closing market price of our common stock on June 30, 2023, the last trading day of our most recently completed fiscal year.

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Termination and Change-In-Control Arrangements

The employment agreements, stock option agreements and restricted stock unit agreements with Dr. Spana and Mr. Wills contain the following provisions concerning severance compensation and the vesting of stock options and restricted stock units upon termination of employment or upon a change in control. The executive’s entitlement to severance, payment of health benefits and accelerated vesting of options is contingent on the executive executing a general release of claims against us.

Termination Without Severance Compensation. Regardless of whether there has been a change in control, if we terminate employment for cause or the executive terminates employment without good reason (as those terms are defined in the employment agreement and set forth below), then the executive will receive only his accrued salary and vacation benefits through the date of termination. He may also elect to receive medical and dental benefits pursuant to COBRA for up to two years but must remit the cost of coverage to us. Under the terms of our outstanding options and restricted stock units, all unvested options and restricted stock units would terminate immediately, and vested options would be exercisable for three months after termination.

Severance Compensation After Death or Disability. In the event of the executive’s death or disability, we will provide lump sum severance pay equal to 24 months of base pay, as well as the opportunity for COBRA benefits as described above under “Termination Without Severance Compensation.”

Severance Compensation Without a Change in Control. If we terminate or fail to extend the employment agreement without cause, or the executive terminates employment with good reason, then the executive will receive as severance pay his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years after the termination date. In addition, upon such event all unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term, and all unvested restricted stock units would accelerate and become fully vested.

Severance Compensation After a Change in Control. If, within one year after a change in control, we terminate employment or the executive terminates employment with good reason, then the executive will receive as severance pay 200% of his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years after the termination date. We would also reimburse the executive for up to $25,000 in fees and expenses during the six months following termination, for locating employment. All unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term. All unvested restricted stock units would vest upon a change in control, without regard to whether the executive’s employment is terminated.

Option and Restricted Stock Unit Vesting Upon a Change in Control. Pursuant to the employment agreements, options and restricted stock units granted under the 2011 Stock Incentive Plan vest upon termination of the employee within twelve months following a change in control. If any options granted under the 2005 Stock Plan are to be terminated in connection with a change in control, those options will vest in full immediately before the change in control.

 Definitions. Under the employment agreements, a “change in control,” “cause” and “good reason” are defined as follows:

A “change in control” occurs when:

(a)	any person or entity acquires more than 50% of the voting power of our outstanding securities;
(b)	the individuals who, during any twelve-month period, constitute our board of directors cease to constitute at least a majority of the board of directors;
(c)	the consummation of a merger or consolidation; or
(d)	we sell substantially all our assets.

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 The term “cause” means:

(a)

the occurrence of (i) the executive’s material breach of, or habitual neglect or failure to perform the material duties which he is required to perform under, the terms of his employment agreement; (ii) the executive’s material failure to follow the reasonable directives or policies established by or at the direction of our board of directors; or (iii) the executive’s engaging in conduct that is materially detrimental to our interests such that we sustain a material loss or injury as a result thereof, provided that the breach or failure of performance is not cured, to the extent cure is possible, within ten days of the delivery to the executive of written notice thereof;

(b)	the willful breach by the executive of his obligations to us with respect to confidentiality, invention and non-disclosure, non-competition or non-solicitation; or
(c)	the conviction of the executive of, or the entry of a pleading of guilty or nolo contendere by the executive to, any crime involving moral turpitude or any felony.

The term “good reason” means the occurrence of any of the following, with our failure to cure such circumstances within 30 days of the delivery to us of written notice by the executive of such circumstances:

(a)

any material adverse change in the executive’s duties, authority or responsibilities, which causes the executive’s position with us to become of significantly less responsibility, or assignment of duties and responsibilities inconsistent with the executive’s position;

(b)	a material reduction in the executive’s salary;
(c)

our failure to continue in effect any material compensation or benefit plan in which the executive participates, unless an equitable arrangement has been made with respect to such plan, or our failure to continue the executive’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants;

(d)

our failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of our health and welfare insurance, retirement and other fringe-benefit plans, the taking of any action by us which would directly or indirectly materially reduce any of such benefits, or our failure to provide the executive with the number of paid vacation days to which he is entitled; or

(e)	the relocation of the executive to a location which is a material distance from Cranbury, New Jersey.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

The tables below show the beneficial stock ownership and voting power, as of May 22, 2024, of:

•	each director, each nominee for director, each of the NEOs, and all current directors and officers as a group; and
•	all persons who, to our knowledge, beneficially own more than five percent of our Common Stock or Series A Convertible Preferred Stock.

            “Beneficial ownership” here means direct or indirect voting or dispositive power over outstanding stock and stock that a person has the right to acquire now or within 60 days after May 22, 2024. See the footnotes for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and dispositive power over all shares listed.

The Common Stock has one vote per share and the Series A Convertible Preferred Stock has approximately 1.32 votes per share of Series A Convertible Preferred Stock.

Under our Insider Trading and Securities Law Compliance Policy, employees, directors and officers may not engage in hedging, monetization or pledging transactions of our securities. None of the shares of our management and directors shown on the table below are pledged.

The address for all members of our management and directors is c/o Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the applicable table.

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MANAGEMENT:

CLASS	NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common	Carl Spana, Ph.D.	455,722 (1)	2.8%
Common	Stephen T. Wills	405,052 (2)	2.5%
Common	John K.A. Prendergast, Ph.D.	107,590 (3)	*
Common	Robert K. deVeer, Jr.	66,845 (4)	*
Common	J. Stanley Hull	71,052 (5)	*
Common	Alan W. Dunton, M.D.	71,074 (6)	*
Common	Arlene M. Morris	69,760 (7)	*
Common	Anthony M. Manning, Ph.D.	61,360 (8)	*

	All current directors and executive officers as a group (eight persons)	1,308,455 (9)	7.1%

____________________

*Less than one percent.

1)

Includes 203,037 shares of common stock underlying outstanding options and 155,199 shares of common stock underlying restricted stock units, 120,640 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(2)

Includes 177,416 shares of common stock underlying outstanding options and 136,525 shares of common stock underlying restricted stock units, 106,540 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(3)

Includes 60,280 shares of common stock underlying outstanding options and 19,400 shares of common stock underlying restricted stock units, 6,400 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

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(4)

Includes 40,780 shares of common stock underlying outstanding options and 13,200 shares of common stock underlying restricted stock units, 3,200 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(5)

Includes 40,780 shares of common stock underlying outstanding options and 13,200 shares of common stock underlying restricted stock units, 3,200 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(6)

Includes 40,780 shares of common stock underlying outstanding options and 12,800 shares of common stock underlying restricted stock units, 2,800 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(7)

Consists of 40,180 shares of common stock underlying outstanding options and 12,000 shares of common stock underlying restricted stock units, 2,000 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(8)

Consists of 37,280 shares of common stock underlying outstanding options and 10,600 shares of common stock underlying restricted stock units, 600 of which shares of common stock underlying restricted stock units have vested but not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(9)	Includes 1,013,457 shares of common stock underlying outstanding options and restricted stock units.

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MORE THAN 5% BENEFICIAL OWNERS:

CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)	PERCENT OF CLASS	PERCENT OF TOTAL VOTING POWER

Series A Preferred	Steven N. Ostrovsky 43 Nikki Ct. Morganville, NJ 07751	500	12.4%	*
Series A Preferred	Thomas L. Cassidy IRA Rollover 38 Canaan Close New Canaan, CT 06840	500	12.4%	*
Series A Preferred	Jonathan E. Rothschild 300 Mercer St., #28F New York, NY 10003	500	12.4%	*
Series A Preferred	Arthur J. Nagle 19 Garden Avenue Bronxville, NY 10708	250	6.2%	*
Series A Preferred	Thomas P. and Mary E. Heiser, JTWROS 10 Ridge Road Hopkinton, MA 01748	250	6.2%	*
Series A Preferred	Carl F. Schwartz 31 West 87th St. New York, NY 10016	250	6.2%	*
Series A Preferred	Michael J. Wrubel 3650 N. 36 Avenue, #39 Hollywood, FL 33021	250	6.2%	*
Series A Preferred	Myron M. Teitelbaum, M.D. 175 Burton Lane Lawrence, NY 11559	250	6.2%	*
Series A Preferred	Laura Gold Galleries Ltd. Profit Sharing Trust Park South Gallery at Carnegie Hall 154 West 57th Street, Suite 114 New York, NY 10019	250	6.2%	*
Series A Preferred	Laura Gold 180 W. 58th Street New York, NY 10019	250	6.2%	*
Series A Preferred	Nadji T. Richmond 20 E. Wedgewood Glen The Woodlands, TX 77381	230	5.7%	*

_____________________

(1)

Unless otherwise indicated by footnote, all share amounts represent outstanding shares of the class indicated, and all beneficial owners listed have, to our knowledge, sole voting and dispositive power over the shares listed. Each share of Series A Convertible Preferred Stock is convertible at any time, at the option of the holder, into the number of shares of common stock equal to $100 divided by the conversion price, as defined in the Series A certificate of designations. The current conversion price is $75.45, so each share of Series A Convertible Preferred Stock is currently convertible into approximately 1.32 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            As a condition of employment, we require all employees to disclose in writing actual or potential conflicts of interest, including related party transactions. Our code of corporate conduct and ethics, which applies to employees, officers, and directors, requires that the audit committee review and approve related party transactions. Our code of corporate conduct and ethics is available at our website, www.palatin.com. Since July 1, 2021, there have been no transactions or proposed transactions in which we were or are to be a participant, in which any related person had or will have a direct or indirect material interest.

OTHER ITEMS OF BUSINESS

            We are not aware of any matters, other than the items of business discussed in this proxy statement, which may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

               Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings for inclusion in our proxy statement in accordance with regulations adopted by the SEC under Rule 14a-8 of the Exchange Act. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received no later than January 28, 2025.

            Our Amended and Restated Bylaws set an advance notice procedure for proposals a stockholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8) and for director nominations. To be considered for presentation at the 2025 annual meeting, although not included in the proxy statement, proposals and nominations submitted through our advance notice procedure must be received no earlier than February 27, 2025 and no later than March 29, 2025 and must be accompanied by the specific information required under Section 2.10 of our Amended and Restated Bylaws. Limited exceptions apply to the advance notice deadlines if the date of the 2025 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2024 annual meeting, or, with respect to director nominations, we increase the number of directors to be elected at the 2025 annual meeting and fail to make a public announcement about the increase at least 100 calendar days prior to the first year anniversary of 2024 annual meeting.

            To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Palatin nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2025. Such notice may be mailed to the Secretary at 4B Cedar Brook Drive, Cranbury, NJ 08512, or emailed to legal@palatin.com.

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Proposals or nominations that are not received in a timely manner will not be voted on at the 2025 annual meeting. If a proposal or nomination is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal or nomination under circumstances consistent with the proxy rules of the SEC. All stockholder proposals and nominations should be marked for the attention of the Secretary at our executive offices, 4B Cedar Brook Drive, Cranbury, NJ 08512.

By order of the board of directors,

STEPHEN T. WILLS, SECRETARY
May 28, 2024

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at www.sec.gov or at our website at www.palatin.com. The information contained on, or that can be accessed through, our website is not a part of this proxy statement. We have included our website address in this proxy statement solely as an inactive textual reference.

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APPENDIX A

PALATIN TECHNOLOGIES, INC.

2011 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

1. Establishment, Purpose, Duration.

a. Establishment. Palatin Technologies, Inc. (the “Company”) established an equity compensation plan known as the Palatin Technologies, Inc. 2011 Stock Incentive Plan (the “Plan”) effective as of March 11, 2011 (the “Effective Date”). The Company’s stockholders originally approved the Plan on May 11, 2011 (the “Approval Date”). The Plan was amended and restated as of March 3, 2015, amended as of April 1, 2016, and re-approved by the Company’s stockholders on June 9, 2016, amended and restated as of June 8, 2017, amended as of June 26, 2018, amended as of March 24, 2020, amended and restated as of June 10, 2022, and amended and restated as of June 20, 2023. On May 14, 2024, the Board approved an amendment to the Plan to increase the common stock available for issuance by 1,000,000 shares, subject to approval by the Company’s stockholders. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. Duration. No Award may be granted under the Plan after March 10, 2030, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Prior Plans. The Palatin Technologies, Inc. 2005 Stock Plan, as amended (the “Prior Plan”) terminated in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 12 of the Plan.

Appendix A, Page 1

“Cause” as a reason for a termination of a Participant’s employment shall have the meaning assigned such term, if any, in the employment agreement, if any, between the Participant and the Company or a Subsidiary, or if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, then the term “Cause” shall mean: (a) (i) the Participant’s material breach of, or habitual neglect or failure to perform the material aspects of his or her duties; (ii) the Participant’s material failure to follow the reasonable directives or policies established by or at the direction of the board; or (iii) the Participant’s engaging in conduct that is materially detrimental to the interests of the Company such that the Company sustains a material loss or injury as a result thereof, provided that the breach or failure of performance by the Participant under subparagraphs (i) through (iii) hereof is not cured, to the extent cure is possible, within ten (10) days of the delivery to the Participant of written notice thereof; (b) the willful breach by the Participant of any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the Participant and the Company; or (c) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

“Change in Control” means the occurrence of any of the following events: (a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (b) the date the individuals who, during any twelve month period, constitute the board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director during the twelve month period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (c) the consummation of a merger or consolidation of the Company approved by the stockholders of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or (d) a sale of all or substantially all of the assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

Appendix A, Page 2

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means: (a) Engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) Engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) The disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) The violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange or national market system on which Shares are then trading, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

Appendix A, Page 3

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 14(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Palatin Technologies, Inc. 2011 Stock Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock, par value $.01, of the Company, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Appendix A, Page 4

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

a. Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 4,300,000, plus the number of Shares that, on the Approval Date, were available to be granted under the Prior Plan but which were not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

b. Share Usage. In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Consultants or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plans as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; and (v) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: Shares tendered in payment of the exercise price of a Stock Option, Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

c. Per Participant Limits.

(i) Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (A) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 750,000 Shares; (B) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units granted in any calendar year to any one Participant shall be 750,000 Shares; (C) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $750,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (D) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $100,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(ii) Awards granted under the Plan are subject to a minimum vesting period of one year, except in the case of substitute awards issued in connection with acquisitions or awards that vest in connection with certain acceleration events. Additionally, the Committee has the authority to grant awards covering up to 5% of the Plan’s share pool that are not subject to this minimum vesting requirement.

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(iii) Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $350,000.

4. Administration of the Plan.

a. In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Consultants or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Consultants or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

c. Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5. Eligibility and Participation. Each Employee, Consultant and Director is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

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b. Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its Date of Grant.

d. Exercisability. Stock Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e. Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

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7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

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c. Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d. Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends or other distributions with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including the satisfaction of service-based vesting conditions and the achievement of any Performance Objectives).

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c. Form of Settlement. Restricted Share Units may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a. Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Form of Settlement. An Other Share-Based Award may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

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11. Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan, other than awards of Stock Options or Stock Appreciation Rights, may provide Participants with the right to receive dividend equivalents, which may be credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion; provided, however, that any such dividend equivalents with respect to any unvested Award shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including the satisfaction of service-based vesting conditions and the achievement of any Performance Objectives). No dividend equivalents shall be granted with respect to Shares underlying a Stock Option or Stock Appreciation Right.

12. Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

13. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Compliance with Section 162(m).

a. In General. Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Awards intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee. Any such Award must meet the requirements of this Section 14.

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b. Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of, or growth in, one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, clinical trial status, product approvals in geographic regions, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. To the extent consistent with the Performance-Based Exception, the Performance Objectives may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or changes in applicable tax laws or accounting principles.

c. Establishment of Performance Goals. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d. Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e. Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

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16. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the amount required to be withheld. In no event will the Fair Market Value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions. Any elections pursuant to this Section 18 subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

20. Detrimental Activity; Forfeiture of Awards.

a. Detrimental Activity. If a Participant has engaged in any Detrimental Activity, as determined by the Committee in its sole discretion, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall: (i) forfeit all Awards granted under the Plan to the extent then held by the Participant; (ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired, pursuant to Awards granted under the Plan, within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired, within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

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b. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

c. Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 20, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

21. Change in Control. In the event of a Change in Control, the Committee may, in its sole discretion and without providing prior notice or receiving the consent of the Participant, take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (i) the acceleration of the vesting, settlement and/or exercisability of an Award; (ii) the payment of a cash amount in exchange for the cancellation of an Award; (iii) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (iv) make provisions for the assumption or conversion of Awards, or the issuance of substitute Awards that, in either case, substantially preserve the value, rights and benefits of any affected Awards.

22. Amendment, Modification and Termination.

a. In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

Appendix A, Page 13

c. Prohibition on Repricing. Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 16 or 21. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

d. Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 20, 21, 22(b) and 24(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

23. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24. Miscellaneous.

a. Deferral of Awards. Except with respect to Stock Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Consultant or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c. Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

Appendix A, Page 14

d. Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

Appendix A, Page 15

PROXY

PALATIN TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2024 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 27, 2024 AT 9:00 a.m. EASTERN DAYLIGHT TIME

The undersigned stockholder(s) hereby appoint(s) Carl Spana, Ph.D. and Stephen T. Wills, or any of them, as proxies, each with full power of substitution and power as proxy, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Daylight Time, on June 27, 2024 and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/palatin/2024 by 11:59 p.m. ET on June 25, 2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and using the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Important information about the Annual Meeting and Voting.”

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. The undersigned hereby revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be marked, dated, and signed on the other side)
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 27, 2024:

The Proxy Statement and our Annual Report on Form 10-K are available at:

http://www.viewproxy.com/palatin/2024

Please mark your votes like this ☒

The Board of Directors recommends a vote “FOR ALL” the nominees listed in Proposal 1 and “FOR” proposals 2, 3, and 4.

Proposal 1. Election of Directors.				Proposal 2.	To ratify the appointment of KPMG LLP as Palatin’s independent registered public accounting firm for the fiscal year ending June 30, 2024.
NOMINEES:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
(1) Carl Spana, Ph.D.	☐	☐	☐
(2) John K.A. Prendergast, Ph.D.	☐	☐	☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) Robert K. deVeer, Jr.	☐	☐	☐
(4) J. Stanley Hull	☐	☐	☐	Proposal 3.	To approve an amendment to our 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 1,000,000 shares.
(5) Alan W. Dunton, M.D.	☐	☐	☐
(6) Arlene M. Morris	☐	☐	☐
(7) Anthony M. Manning, Ph.D.	☐	☐	☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box for each nominee you wish to withhold.
				Proposal 4.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers for the fiscal year ended June 30, 2023.

					FOR ☐	AGAINST ☐	ABSTAIN ☐
				Note:	To transact and vote upon such other business as may properly come before the meeting as determined in the discretion of the proxies.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Date

Signature

Signature (Joint Owners)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET	TELEPHONE	MAIL
Submit Your Proxy on the Internet:	Submit Your Proxy by Phone:	Submit Your Proxy by Mail:
Go to www.AALvote.com/PTN	Call 1-866-804-9616
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to submit your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.